EXHIBIT 4.1


                   BEAR STEARNS MORTGAGE CAPITAL CORPORATION,

                             a Delaware corporation,

                                    Purchaser

                                       and

                                    [Seller],
                           a _______________________,

                               Seller and Servicer







                  ---------------------------------------------

                          SALE AND SERVICING AGREEMENT

                            Dated as of ____ __, ____

                  ---------------------------------------------


                       Shared Appreciation Mortgage Loans




                             TABLE OF CONTENTS

                                                                    Page

   ARTICLE I

         DEFINITIONS..........  .........................................2

   ARTICLE II

         THE SAMS PROGRAM...  ..........................................13
               Section 2.1   Publicity and Marketing....................13
               Section 2.2   Education Program..........................13
               Section 2.3   Origination Fee............................13

   ARTICLE III

         SALE OF SAMS; POSSESSION OF MORTGAGE FILES;
         BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF
         DOCUMENTS......................................................14
               Section 3.1   Sale of SAMs; Possession of  Mortgage Files;
                             Maintenance of Servicing Files.............14
               Section 3.2   Books and Records; Transfers of SAMs.......15
               Section 3.3   Custodial Agreement........................16

   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES;
         REMEDIES AND BREACH............................................17
               Section 4.1   Representations and Warranties.............17
               Section 4.2   Representations and Warranties Regarding
                             Individual SAMs............................19
               Section 4.3   Remedies for Breach of Representations
                             and Warranties.............................27
               Section 4.4   Review of SAMs.............................29
               Section 4.5   SAM Defaults...............................30

   ARTICLE V

         ADMINISTRATION AND SERVICING OF SAMS...........................30
               Section 5.1   The Servicer to Act as Servicer............30
               Section 5.2   Liquidation of SAMs........................33
               Section 5.3   Collection of SAM Payments.................34
               Section 5.4   Establishment of, and Deposits to,
                             Collection Account.........................34
               Section 5.5   Permitted Withdrawals From
                             Collection Account.........................36
               Section 5.6   Establishment of, and Deposits to,
                             Escrow Account.............................37
               Section 5.7   Permitted Withdrawals From Escrow Account..38
               Section 5.8   Payment of Taxes, Insurance
                             and Other Charges..........................39
               Section 5.9   Protection of Accounts.....................40
               Section 5.10  Maintenance of Hazard Insurance............40
               Section 5.11  Maintenance of Mortgage
                             Impairment Insurance.......................42
               Section 5.12  Maintenance of Fidelity Bond and Errors
                             and Omissions Insurance....................42
               Section 5.13  Inspections................................43
               Section 5.14  Restoration of Mortgaged Property..........43
               Section 5.15  Maintenance of Primary Mortgage
                             Insurance Policy; Claims...................43
               Section 5.16  Title, Management and Disposition of
                             REO Property...............................44
               Section 5.17  Real Estate Owned Reports..................47
               Section 5.18  Liquidation Reports........................47
               Section 5.19  Reports of Foreclosures and Abandonments
                             of Mortgaged Property......................47
               Section 5.20  Appraisals:  Qualified Major
                             Home Improvements..........................47
               Section 5.21  Fees That The Servicer Will Collect........47
               Section 5.22  Certificate of Occupancy...................48

   ARTICLE VI

         PAYMENTS TO PURCHASER..........................................48
               Section 6.1   Remittances................................48
               Section 6.2   Statements to Purchaser....................49
               Section 6.3   Monthly Advances by Servicer...............50

   ARTICLE VII

         GENERAL SERVICING PROCEDURES...................................50
               Section 7.1   Transfers of Mortgaged Property............50
               Section 7.2   Satisfaction of Mortgages and
                             Release of Mortgage Files..................52
               Section 7.3   Servicing Compensation.....................53
               Section 7.4   Annual Statement as to Compliance..........53
               Section 7.5   Annual Independent Public Accountants'
                             Servicing Report...........................53
               Section 7.6   Right to Examine Servicer Records..........54
               Section 7.7 Removal of SAMs from Inclusion under this Agreement upon a Whole Loan Transfer or
                             Pass-Through Transfer......................54
               Section 7.8   Compliance with REMIC Provisions...........56

   ARTICLE VIII

         SERVICER TO COOPERATE..........................................56
               Section 8.1   Provision of Information...................56

   ARTICLE IX

         THE SERVICER...................................................57
               Section 9.1   Liability of the Servicer..................57
               Section 9.2   Merger or Consolidation of the Servicer....57
               Section 9.3   Limitation on Liability of Servicer
                             and Others.................................58
               Section 9.4   Limitation on Resignation and Assignment
                             by the Servicer............................58

   ARTICLE X

         DEFAULT........................................................59
               Section 10.1  Servicer Events of Default.................59
               Section 10.2  Waiver of Defaults.........................61

   ARTICLE XI

         TERMINATION....................................................61
               Section 11.1  Termination................................61
               Section 11.2  Termination Without Cause..................61

   ARTICLE XII

         MISCELLANEOUS PROVISIONS.......................................62
               Section 12.1  Successor to Servicer......................62
               Section 12.2  Amendment..................................63
               Section 12.3  Governing Law..............................63
               Section 12.4  Duration of Agreement......................63
               Section 12.5  Notices....................................63
               Section 12.6  Severability of Provisions.................64
               Section 12.7  Relationship of Parties....................64
               Section 12.8  Execution; Successors and Assigns..........64
               Section 12.9  Recordation of Assignments of Mortgage.....65
               Section 12.10 Assignment by Purchaser....................65


                                   EXHIBITS

      EXHIBIT A   FORM OF SAM SCHEDULE
      EXHIBIT B   CONTENTS OF EACH SERVICING FILE
      EXHIBIT C   CONTENTS OF EACH MORTGAGE FILE
      EXHIBIT D-1       FORM OF CUSTODIAL AGREEMENT WITH EXHIBITS
      EXHIBIT D-2       INITIAL CERTIFICATION
      EXHIBIT D-3       FINAL CERTIFICATION
      EXHIBIT D-4 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT EXHIBIT E-1 FORM OF COLLECTION ACCOUNT CERTIFICATION EXHIBIT E-2 FORM OF COLLECTION ACCOUNT LETTER AGREEMENT EXHIBIT F-1 FORM OF ESCROW ACCOUNT CERTIFICATION EXHIBIT F-2 FORM OF ESCROW ACCOUNT LETTER AGREEMENT EXHIBIT G FORM OF MONTHLY REMITTANCE ADVICE EXHIBIT H FORM OF TRANSFER SUPPLEMENT

      SCHEDULE I        LIST OF APPROVED APPRAISERS
      SCHEDULE II MORTGAGE TERMINATION EVENTS
      SCHEDULE IIIQUALIFIED MAJOR HOME IMPROVEMENTS
      SCHEDULE IV MORTGAGE NOTE
      SCHEDULE V  MORTGAGE





                  This is a Sale and Servicing Agreement for Shared Appreciation Mortgage Loans, dated and effective as of _________ __, ____, and is executed between BEAR STEARNS MORTGAGE CAPITAL CORPORATION, a Delaware corporation, as Purchaser (the "Purchaser"), and [Seller], a ____________________, as Seller and Servicer (in its capacity as Seller hereunder, the "Seller," and in its capacity as Servicer hereunder, the "Servicer").

                           W I T N E S S E T H

                  WHEREAS, the Purchaser and the Seller have simultaneously herewith entered into a commitment letter regarding the origination and sale of SAMs (hereinafter, the "SAMs Program") pursuant to which, among other things, the Purchaser has agreed to purchase from time to time from the Seller and the Seller has agreed to sell to such affiliate Portfolios of SAMs; the Purchaser and the Seller are entering into this Agreement in order to bind each other with respect to matters agreed to in such letter of intent and to reach agreement about various other matter of concern to each; and

                  WHEREAS, the Purchaser and ____________ (the "Parties") wish to agree to the terms of such Purchase occurring pursuant to the Commitment; and

                  WHEREAS, each of the SAMs to be sold hereunder conforms with the requirements of the SAMs Program and has been originated in a manner contemplated by the Parties and this Agreement; and

                  WHEREAS, the Purchaser and ______________, as Seller and Servicer, wish to prescribe the manner of purchase of the SAMs and the management, servicing and control of the SAMs;

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and _______________, as Seller and Servicer, hereby agree as follows:





                         ARTICLE I - DEFINITIONS

                  Accepted Servicing Practices: With respect to any SAM, each SAM shall be serviced in accordance with the servicing practices and collection procedures that are in accordance with the Fannie Mae Guide or Freddie Mac Guide.

                  Additional Interest: With respect to any SAM, the amount of, or manner in which, as the context requires, Additional Interest in calculated in the applicable Mortgage Note.

                  Advances: All Monthly Payments and Servicing Advances made by the Servicer with respect to any SAM.

                  Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto, including as the context requires, any Transfer Supplement.

                  Applicable Credit Rating: [A credit rating of "AAA", in the case of S&P or a rating of AAA, in the case of Fitch, for any long-term deposit or security or a rating of "A-1+", in the case of S&P, or "F-1"+, in the case of Fitch, for any short-term deposit or security.]

                  Appraised Value: Means the Initial Appraised Value of a SAM or the appraised value of any appraisal required pursuant to any SAM.

                  Appreciation Share: With respect to any Mortgage Note, the percentage of appreciation in the value of the Mortgaged Property from the date of origination of such SAM to the earlier of (i) the date on which any Mortgage Termination Event occurs and (ii) the maturity date thereof with respect to the related SAM that the Mortgagor must pay to the Mortgagee.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the SAM to the Purchaser.

                  BIF:  The Bank Insurance Fund or any successor thereto.

                  Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which national banking associations and federally-chartered savings and loan institutions in the States of New York or the principal place of business of the Servicer are authorized or obligated by law or executive order to be closed.

                  Closing Date: The Closing Date specified in any Transfer Supplement, which is the date as to which the sale of any Portfolio is designated to occur.

                  Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  Collection Account: As to any SAM, any separate account or accounts created and maintained pursuant to Section 5.4 of this Agreement for the collection of all payments made on the SAMs.

                  Condemnation Proceeds: As to any SAM, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related documents in the Mortgage File.

                  [Conforming SAM: A SAM that is eligible for purchase under -------------------.]

                  Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents in the Mortgage File, a form of which is annexed hereto as Exhibit D-1.

                  Custodian: The Custodian, as designated in the Transfer Supplement, or its successor in interest or assigns or any successor to the Custodian.

                  Cut-off Date: The Cut-off Date specified in any Transfer Supplement, which is the date as to which all of the specified representations and warranties regarding any Portfolio sold by the Seller to the Purchaser hereunder and such Transfer Supplement relate back unless otherwise stated in such representations and warranties.

                  Deleted SAM: A SAM which is repurchased by the Seller in accordance with the terms of this Agreement or which is, in the case of a substitution pursuant to Section 4.3, replaced or to be replaced with a Qualified Substitute SAM.

                  Determination Date: As to any SAM, the __th day (or if such __th day is not a Business Day, the Business Day immediately preceding such __th day) of the month of the related Distribution Date.

                  Disqualified Organization: An organization defined as such in Section 860E(e) of the Code.

                  Distribution Date: The __nd day (or if such __nd day is not a Business Day, the immediately succeeding Business Day) of any month.

                  Due Date: The 1st day of the month in which the related Monthly Payment is due on a SAM, exclusive of any days of grace.

                  Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending in the first day of the month of the Distribution Date.

                  Errors and Omissions Insurance Policy: An errors and omissions insurance policy or policies to be maintained by the Servicer pursuant to Section 5.12.

                  Escrow Account: As to any SAM, any separate account or accounts created and maintained pursuant to Section 5.6.

                  Escrow Payments: With respect to any SAM, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the Mortgage or any other related document.

                  Event of Default: Any one of the conditions or circumstances enumerated in Section 11.1.

                  Fannie Mae: The Federal National Mortgage Association or any successor thereto.

                  Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 5.12

                  Fitch: Fitch IBCA, Inc. or any successor thereto.

                  Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

                  Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

                  Implied Market Rate: With respect to any SAM, a typical market interest rate for a comparable single-family mortgage product having the same principal terms (e.g., the same maturity and same LTV) but not having a shared appreciation mortgage feature.

                  Indexed Appreciation Payment: With respect to any Portfolio, [to come].

                  Initial Appraised Value: The amount set forth in an appraisal made in connection with the origination of the related SAM as the value of the Mortgaged Property.

                  Insurance Proceeds: With respect to any SAM, proceeds of insurance policies insuring the SAM or the related Mortgaged Property.

                  [Jumbo SAM: A SAM that is not a Conforming SAM.]

                  Lien: A security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens that attach to the applicable SAM by operation of law.

                  Liquidation Proceeds: All amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted SAMs, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired on behalf of the Purchaser by foreclosure or deed in lieu of foreclosure.

                  LTV: With respect to any SAM, the ratio of the original principal balance of the SAM as of the date of origination (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the SAM was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

                  Monthly Advance: The portion of the Monthly Payment delinquent with respect to each SAM at the close of business on the Determination Date required to be advanced by the Servicer pursuant to
Section 6.3 on the Business Day immediately preceding the Distribution Date of the month of the related Due Date for such Monthly Payment.

                  Monthly Payment: The scheduled monthly payment of principal and interest on a SAM.

                  Monthly Remittance Advice: The statement delivered to the Purchaser, a form of which is attached hereto as Exhibit G.

                  Moody's: Moody's Investors Service, Inc., any successors thereto.

                  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a Lien on an estate in fee simple in real property securing the Mortgage Note.

                  Mortgage File: With respect to any SAM, the items pertaining to a particular SAM referred to in Exhibit C annexed hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgage Termination Event: With respect to any SAM, the events specified in the related Mortgage Note (which shall substantially conform with the events shown on Schedule II hereto as provided herein) as to which the Mortgagor is required to fully repay its liability thereunder.

                  Mortgagee:  The lender on a Mortgage Note.

                  Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Insurance Proceeds: All Insurance Proceeds (net of unreimbursed Advances), to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures.

                  Net Liquidation Proceeds: Liquidation Proceeds (net of unreimbursed Advances) and any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by the Purchaser by foreclosure or deed in lieu of foreclosure.

                  Officer's Certificate: A certificate signed by the Chairman of the Board and Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any First Vice President, any Vice President or any Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller or the Servicer, as applicable, and delivered to the Purchaser as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, as applicable, acceptable to the Purchaser.

                  OTS:  Office of Thrift Supervision or any successor thereto.

                  Pass-Through Transfer: The sale or transfer of some or all of the SAMs to a trust as part of a publicly issued or privately placed, rated or unrated, mortgage pass-through transaction.

                  Permitted Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Business Day immediately preceding the Distribution Date in each month:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including a Servicer acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate if deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
(ii)(a) above where the trustee holds the security therefor;

                  (iv) [securities bearing interest or sold at a discount issued by any corporation (including a Servicer incorporated under the laws of the United States of America or any state thereof] that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Purchaser; and

                  (vii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which a Servicer or any affiliate of a Servicer acts as a manager or an advisor;

      provided, however, that no instruments or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                  Portfolio: A SAM or group of SAMs sold to the Purchaser pursuant to the terms hereof and a related Transfer Supplement.

                  Prepayment Interest Shortfall: The sum of the differences between interest actually received in a Due Period as a result of a Principal Prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each SAM as to which such a payment is received and the interest portion of the Monthly Payment of such SAM scheduled to be due at the applicable Remittance Rate.

                  Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain SAMs.

                  Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                  Principal Prepayment: Any full or partial payment or other recovery of principal made on a SAM which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Purchaser: Bear Stearns Mortgage Capital Corporation, a Delaware corporation or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

                  Qualified Depository: As to any SAM, (a) ___________ or
(b) any depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated "A2," "Aa" and "A-" or better by Moody's, S&P and Fitch, respectively or such depository as shall be acceptable to Moody's, S&P and Fitch, as applicable.

                  Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Freddie Mac or Fannie Mae.

                  Qualified Substitute SAM: A SAM eligible to be substituted by the Seller for a Deleted SAM which must, on the date of such substitution, [(i) have a Stated Interest Rate within 25 basis points of the Stated Interest Rate of the Deleted SAM; (ii) an Appreciation Share equal to the Deleted SAM; (iii) an LTV within 10 basis points of the Deleted SAM; (iv) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted SAM; and (v) comply with each representation and warranty set forth in Sections 4.1 and 4.2].

                  Rating Agency:  Any of S&P, Moody's or Fitch.

                  Record Date: The close of business on the last Business Day of the month preceding the month of the related Distribution Date.

                  REMIC: A real estate mortgage investment conduit as defined in Section 860D of the Code.

                  Remittance Rate: With respect to each SAM, the annual rate of interest remitted to the Purchaser, equal to the Stated Interest Rate minus the sum of (i) the Servicing Fee Rate and (ii) any Retained Yield.

                  REO Disposition: The final sale by the Servicer of any REO Property.

                  REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 5.16.

                  REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 5.16.

                  Repurchase Price: With respect to any SAM, a price equal to (i) the Scheduled Principal Balance of the SAM, plus (ii) interest on such Scheduled Principal Balance at the Remittance Rate from the date on which interest has last been paid up to, and not including, the date of repurchase, less amounts received from or on behalf of the Mortgagor in respect of such repurchased SAM which are being held in the Collection Account for distribution in the month of repurchase, plus (iii) the greater of (a) the Indexed Appreciation Payment or (b) the Implied Market Rate times the Principal Prepayment, plus (iv) expenses reasonably incurred or to be incurred by the Purchaser in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the repurchase obligation and any negative cost of carrying the SAM incurred by the Purchaser during the period prior to it being repurchased by the Seller.

                  Retained Yield: Any additional fees or payments made by a Mortgagor that a Servicer is entitled to and is not part of the Servicing Fee.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  SAM: An individual shared appreciation mortgage loan which is the subject of this Agreement, each SAM originally sold and subject to this Agreement being identified on the SAM Schedule, which SAM includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, REO Disposition Proceeds, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such SAM.

                  SAM Discount: The excess of the Implied Market Rate for a SAM over the Stated Interest Rate on such SAM.

                  SAM Schedule: A schedule of SAMs delivered in electronic format to the Purchaser on the related Closing Date in the form of Schedule A.

                  Scheduled Principal Balance: With respect to any SAM, as of any Determination Date the original principal balance thereof, reduced by
(i) the principal portion of all Monthly Payments then due on or before such Determination Date, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period preceding such date of determination.

                  Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

                  Seller: ______________________, a
____________________________, or its successor in interest and assigns.

                  Servicer: _____________________, a
__________________________, or its successors in interest and assigns, or any successor servicer as provided herein.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer in connection with a default or other unanticipated occurrence with respect to a SAM (and not including the performance of its ordinary and customary activities as Servicer), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) any advances of taxes and insurance premiums made pursuant to Section 5.8 as a consequence of the default by the Mortgagor on its obligation to pay such amounts.

                  Servicing Fee: With respect to any SAM, the annual fee which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Scheduled Principal Balance of such SAM. Such fee shall be payable monthly, computed on the basis of the same Scheduled Principal Balance and period respecting which any related interest payment on a SAM is computed. Such fee shall be paid from collections on such SAM only and limited to the interest portion of the Monthly Payment collection by Servicer.

                  Servicing Fee Rate:  __________% per annum.

                  Servicing File: With respect to each SAM, the file retained by the Servicer consisting of originals of all documents listed in Exhibit B hereto which are not delivered to the Custodian and copies of the Mortgage File.

                  Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SAMs whose name appears on a list of servicing officers furnished by the Servicer to the Purchaser and the Custodian upon request, as such list may from time to time be amended.

                  S&P: Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. or any successor thereto.

                  Stated Interest Rate: The annualized regular rate of interest borne on a Mortgage Note.

                  Transfer Supplement: The document pursuant to which a SAM or Portfolio of SAMs is sold by the Seller to the Buyer (which may be transmitted in electronic form by the Seller to the Purchaser) in the form attached thereto as Exhibit H.

                  Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the SAMs by the Purchaser to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.


                      ARTICLE II - THE SAMS PROGRAM

      Section 1.  Publicity and Marketing.

                  The Purchaser and the Seller shall cooperate with each other to develop a public relations program for the SAMs Program. The Purchaser shall have the right to approve all print, television and radio advertisements, all press releases and other advertising material or public statements regarding the SAMs used by the Seller in connection with such SAMs Program during the term of this Agreement. In addition, the Seller shall not use the name Bear, Stearns & Co. Inc., BSMCC or any form thereof, in any form of marketing without approval by the Purchaser. The Seller agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the use by the Seller of such print, television and radio advertisements, all press releases and other advertising material or public statements regarding the SAMs used by the Seller in connection with such SAMs Program. The Seller shall bear the cost of any advertising or marketing incurred by it with regard to the SAMs Program.

      Section 2.  Education Program.

                  The Seller shall develop and present to the Purchaser a program for educating its correspondents and originators and the homeowners regarding SAMs that is reasonably satisfactory to the Purchaser. The Purchaser and the Seller agree that the SAM consumer handbook or a similar document shall be a part of this education program.

      Section 3.  Origination Fee.

                  The Purchaser shall be paid a fee of [$ ] (to be netted from settlement figures) for each SAM closed by the Seller and purchased by the Purchaser hereunder, payable upon purchase of such SAM by the Seller.


        ARTICLE III - SALE OF SAMS; POSSESSION OF MORTGAGE FILES;
       BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

                  Section 1. Sale of SAMs; Possession of Mortgage Files; Maintenance of Servicing Files.

                  From time to time, subject to the terms and conditions hereof and pursuant to a Transfer Supplement, the Seller may sell, transfer, assign, set over and convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to a Portfolio of SAMs sold to the Purchaser pursuant to the terms hereof and a related Transfer Supplement. On the closing date for each sale of any Portfolio hereunder, the Seller shall execute a Transfer Supplement to convey the SAMs sold to the Purchaser. Each Transfer Supplement shall be executed by the Seller and Purchaser and shall be in the form of Exhibit H. Pursuant to
Section 3.3, on or before the date of such sale, the Seller shall deliver the documents of the related Mortgage File to the Custodian.

                  The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Servicer for the benefit of the Purchaser. The Servicer shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Servicer is at the will of the Purchaser for the sole purpose of servicing the related SAM and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the SAMs, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related SAM prepared by or which come into the possession of the Servicer shall vest immediately in the Purchaser and shall be retained and maintained by the Servicer, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File and the Servicer's books and records shall each be marked appropriately to reflect clearly the sale of the related SAMs to the Purchaser. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Custodian, unless such release is required as incidental to the Servicer's servicing of the SAMs or is in connection with a repurchase of any SAM pursuant to Section 4.3,
4.4 or 7.2.

                  It is the intention of the parties to this Agreement and each Transfer Supplement that each conveyance of the Seller's right, title and interest in and to the SAMs pursuant to this Agreement shall constitute a purchase and sale and not a loan. If each conveyance of the SAMs from the Seller to the Purchaser is characterized as a pledge and not a sale, then the Seller shall be deemed to have transferred to the Purchaser, all of the Seller's right, title and interest in, to and under the obligation deemed to be secured by said pledge; and it is the intention of this Agreement that the Seller shall also be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title, and interest in, to, and under the obligation deemed to be secured by said pledge and that the Custodian shall be deemed to be an independent custodian for purposes of perfection of such security interest. If each conveyance of the SAMs from the Seller to the Purchaser is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of Seller's right, title and interest in, to and under the SAMs, all payments of principal of or interest on such SAMs, including additional interest and all other rights relating to and payments made in respect of the SAMs.

      Section 2.  Books and Records; Transfers of SAMs.

                  From and after each related Cut-off Date, all rights arising with respect to the Portfolio of SAMs sold pursuant to any Transfer Supplement including but not limited to all funds received on or in connection with the SAMs, shall be received and held by the Servicer in trust for the benefit of the Purchaser and the Servicer shall effectuate a transfer of record title to the related Mortgages to the Purchaser. Pursuant to the Custodial Agreement, the Custodian shall hold all of the Mortgage Notes and other portions of the Mortgage File as described in such Custodial Agreement.

                  The sale of each SAM shall be reflected on the Seller's balance sheet and other financial statements of the Seller as a sale of such SAMs by the Seller. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each SAM which shall be marked clearly to reflect the ownership of each SAM by the Purchaser. In particular, the Servicer shall maintain in its possession, available for inspection by the Purchaser, or its designee, evidence of compliance with applicable laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 5.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide, as amended from time to time.

                  The Seller intends to treat the transfer of any SAMs to the Purchaser pursuant to this Agreement as a sale for accounting and tax purposes with respect to the Seller on a non- consolidated basis.

                  The Servicer shall maintain with respect to each SAM and shall make available for inspection, upon reasonable notice, at the offices of the Servicer during normal business hours, by the Purchaser or its designees the related Servicing File during the time the Purchaser retains ownership of a SAM and thereafter in accordance with applicable laws and regulations.

      Section 3.  Custodial Agreement.

                  Pursuant to the Custodial Agreement delivered to the Purchaser contemporaneously with the delivery of this Agreement and with respect to the sale of each Portfolio to the Purchaser hereunder and each Transfer Supplement, the Seller will deliver and release to the Custodian the documents in the Mortgage File as are required by this Agreement.

                  The Seller shall deliver all documents in the Mortgage File for each SAM sold to the Purchaser to the Custodian as described herein and the Custodian shall certify its receipt of all of such documents required to be delivered pursuant to the Custodial Agreement, as evidenced by an Initial Certification with respect to such Portfolio, of the Custodian in the form annexed to the Custodial Agreement. The Servicer shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser and shall pay all fees and expenses of the Custodian.

                  As proposed in the Custodial Agreement, in the event that an Officer's Certificate of the Seller is required to be delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document to the Seller, the Seller shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date that the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in clause (iv) above. An extension of the date specified in clause (iv) above may be requested from the Purchaser. If delivery is not completed within 180 days, the Seller shall repurchase the related SAM at the repurchase price in accordance with
Section 4.3 hereof.

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any SAM entered into in accordance with Section 5.1 or 7.1 within one week of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES;
                           REMEDIES AND BREACH

      Section 1.  Representations and Warranties.

                  As of the date hereof, and as of any Closing Date, the Seller, as seller, and, if so stated in such representation or warranty, as Servicer, makes the following representations and warranties:

                        (a) Due Organization and Authority. The Seller, is duly organized, validly existing and in good standing under the laws of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if required to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of any SAM sold hereunder and the servicing of any such SAM in accordance with the terms of this Agreement and any Transfer Supplement; the Seller has the full power and authority to execute and deliver this Agreement and any Transfer Supplement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and any Transfer Supplement (including all instruments of transfer to be delivered pursuant to this Agreement and any Transfer Supplement) by the Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Seller; this Agreement and any Transfer Supplement each evidences the valid, binding and enforceable obligation of the Seller, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and all requisite corporate action has been taken by the Seller to make this Agreement and any Transfer Supplement valid and binding upon the Seller in accordance with its terms;

                        (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                        (c) No Conflicts. Neither the execution and delivery of this Agreement or any Transfer Supplement, the acquisition of SAMs by the Seller, the sale of SAMs to the Purchaser or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any Transfer Supplement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any applicable law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the SAMs, in any material respect, or impair the value of the SAMs in any material respect;

                        (d) Ability to Service. The Seller, as Servicer hereunder, is an approved seller/servicer of residential SAMs for Fannie Mae or Freddie Mac with such facilities, procedures and has the personnel necessary for the sound servicing of such SAMs. The Seller is in good standing to sell SAMs to and service SAMs for Fannie Mae or Freddie Mac and no event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

                        (e) Reasonable Servicing Fee. The Seller, as
Servicer hereunder, acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services as compensation for the servicing and administration of the SAMs pursuant to this Agreement;

                        (f) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant to be performed by the Seller contained in this Agreement and any Transfer Supplement;

                        (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or any Transfer Supplement or the SAMs or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement or any Transfer Supplement;

                        (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or any Transfer Supplement or the sale of the SAMs as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                        (i) No Untrue Information. Neither this Agreement, any Transfer Supplement nor any statement, report or other document furnished by the Seller or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Seller or the SAMs;

                        (j) Financial Statements. The Seller has delivered to the Purchaser consolidated financial statements of [its parent company] as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the parent company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. [In addition, the Seller has delivered information as to its mortgage loan loss experience for the immediately preceding three-year period, in each case with respect to SAMs owned by it and such SAMs serviced for others during such period, and all such information so delivered, to the best of Seller's information and belief, is true and correct in all material respects.] There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the parent company's most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

                        (k) No Brokers' Fees. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of any Portfolio of SAMs to the Purchaser;

                        (l) Fair Consideration. The consideration received by the Seller upon the sale of the SAMs under this Agreement constitutes fair consideration and reasonably equivalent value for the SAMs; and

                        (m) Year 2000 Compliance. The Seller's (and
Servicer's) computer and other systems used in booking and servicing the SAMs will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (i) the Servicer can service the SAMs in accordance with the terms of this Agreement and (ii) the Seller and Servicer can operate its business in the same manner as it is operating on the date hereof.

      Section 2.  Representations and Warranties Regarding Individual SAMs.

                  The Seller makes the following representations and warranties with respect to each individual SAM sold to the Purchaser on the related Closing Date:

                        (a) SAMs as Described. The information set forth in the SAM Schedule attached to the applicable Transfer Supplement is complete, true and correct in all material respects;

                        (b) Payments Current. As of the Closing Date, all payments due with respect to the SAM prior to the related Cut-Off Date have been made. Each SAM has not been delinquent 30 days or more at any time prior to the Cut-Off Date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the SAM;

                        (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

                        (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related SAM Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the related SAM Schedule;

                        (e) No Defenses. The SAM is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time that the SAM was originated and, as of the Closing Date, no Mortgagor is insolvent or in bankruptcy;

                        (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 5.10. If upon origination of the SAM, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect which policy conforms to the requirements of Section 5.10. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

                        (g) Compliance with Applicable Laws. Any applicable requirements of federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the SAM have been complied with, and the Seller shall maintain in its possession copies of all of its current licenses regarding the origination of the SAMs, available for the Purchaser's inspection;

                        (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the SAM to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

                        (i) Valid Lien. The Mortgage is a valid first or second priority perfected Lien on the Mortgaged Property. The Mortgaged Property is free and clear of all prior Liens and encumbrances and no rights or condition may exist that could give rise to such Liens, except for (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the SAM, (B) which do not adversely affect the Initial Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. The Mortgage is a legal, valid and binding obligation of the related Mortgagor, enforceable according to its terms and conditions, and free from any right of setoff, counterclaim or other claim or defense. No part of the Mortgaged Property has been released from the Mortgage. The terms of the Mortgage has not in any material manner been modified, amended or in any way waived or changed, except as stated in a written modification agreement that is acceptable to and delivered to the Seller and Servicer;

                        (j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms except that (i) enforceability thereof may be subject to bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which a proceeding thereof may be brought. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the SAM and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Seller has taken all necessary action to transfer title to each Mortgaged Property to the Purchaser. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact. No fraud was committed by any party in connection with the origination or servicing of the SAM;

                        (k) Full Disbursement of Proceeds. Each SAM has been closed and its proceeds have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the SAM and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                        (l) Ownership. The Seller is the sole owner of record and holder of the SAM; the SAM is not assigned or pledged to any other person, and the Seller has good and marketable title thereto, and has full right to transfer and sell the SAM therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, other than any such encumbrance, equity, Lien, pledge, claim or security interest permitted pursuant to clause (j) above, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each SAM pursuant to the related Transfer Supplement;

                        (m) Doing Business. All parties which have had any interest in the SAM, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(a) organized under the laws of such state, or (b) qualified to do business in such state, or [(c) federally-chartered savings and loan associations or national banks having principal offices in such state,] or (d) not required to qualify to do business in such state;

                        (n) LTV, Primary Mortgage Insurance Policy. No SAM has a LTV equal to or greater than 95%. The original LTV of the SAM either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy until the LTV of such SAM is reduced to 80%. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any SAM subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The Stated Interest Rate for the SAM as set forth on the SAM Schedule is net of any such insurance premium. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or would result in the exclusion from, denial of, or defense to coverage under any applicable Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director or employee had a financial interest at the time of placement of such insurance;

                        (o) Title Insurance. The SAM is covered by a lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Purchaser, issued by a title insurer acceptable to the Purchaser and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the SAM, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing also for the shared appreciation feature of the SAM, [and endorsed for SAM coverage in the form attached hereto as Exhibit __] subject only to the exceptions contained in clauses (1) and (2) of paragraph
(i) of this Section 4.2. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair in any material respect the coverage of such lender's title insurance policy;

                        (p) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                        (q) No Mechanics' Liens. There are no mechanics' or similar Liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such Liens) affecting the related Mortgaged Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage;

                        (r) Location of Improvements; No Encroachments. All improvements which were considered in determining the Initial Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                        (s) Origination; Payment Terms. At the time that the SAM was originated, the Originator and Seller was a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or a savings and loan association, a savings bank, a commercial bank, a licensed mortgage banker or similar banking or lending institution which is supervised and examined by a federal or state authority. The Stated Interest Rate as determined pursuant to the SAM is a fixed interest rate [adjustable rate] and the SAM provides for an Appreciation Share of not less than 30% and not greater than 60%. [other federal income tax requirements] The Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, sufficient to amortize the principal amount of the SAM fully by the stated maturity date, over an original term of not more than forty years from commencement of amortization, with a principal balance at origination of no more than $650,000 [and a Stated Principal Balance of at least $25,000]. [There is no negative amortization other than appreciation rights on the SAMs];

                        (t) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a SAM and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the SAM will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                        (u) Conformance with SAM Program Standards. The SAM was underwritten in accordance with the (i) Purchaser's underwriting standards applicable at origination which have been amended from time to time, the most current of which are attached hereto as Exhibit __ and (ii) the Fannie Mae Guide or Freddie Mac Guide without regard to the conforming mortgage loan limits of the Fannie Mae Guide or Freddie Mac Guide. The SAM is in conformity with the standards of the Purchaser's SAM origination Program and the Mortgage Note and Mortgage are on forms attached hereto as Exhibit [ ] under the SAMs Program;

                        (v) Occupancy of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is lawfully occupied by the Mortgagor under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All of the Mortgagors represented at the time of origination of the related SAM that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

                        (w) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above;

                        (x) Deeds of Trust. In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                        (y) Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's creditstanding not reflected in the representations set forth herein, or in the documents delivered to the Custodian or in the Mortgage File, that in its opinion could reasonably be expected to cause private institutional investors to regard the SAM as an unacceptable investment or cause the SAM to become delinquent;

                        (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the SAM by the Seller under the Custodial Agreement attached as Exhibit D-1 hereto have been delivered to the Custodian;

                        (aa) Transfer of SAMs. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                        (bb) Mortgage Termination Event; Due on Sale. The SAM contains Mortgage Termination Events substantially as shown on Schedule II hereto. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the SAM in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder and the SAM was originated on forms substantially equivalent to the Mortgage Note (Schedule IV) and the Mortgage (Schedule V);

                        (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The SAM does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The SAM is not a graduated payment SAM;

                        (dd) Absence of Future Advances. The SAM does not provide for future advances;

                        (ee) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

                        (ff) Collection Practices; Escrow Payments. The origination, servicing and collection practices used with respect to the SAM have been in accordance with Accepted Servicing Practices, and have been in compliance with applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or for which repayment is not provided for in the Mortgage. All Escrow Payments have been collected in compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for each applicable item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to applicable state and local law has been properly paid and credited. As modified by the terms hereof, the SAM will be serviced in accordance with the Fannie Mae Guide or Freddie Mac Guide without regard to the conforming mortgage loan limits of the Fannie Mae Guide or Freddie Mac Guide;

                        (gg) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the SAM application by a qualified appraiser chosen from Schedule I hereto and whose compensation is not affected by the approval or disapproval of the SAM, and the appraisal and such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date that the SAM was originated. Such appraisal was performed in accordance with the Statement regarding Policies and Methodologies for performing Appraisals attached as Schedule A to each Mortgage Note;

                        (hh) Soldiers' and Sailors' Relief Act. The
Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested by the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                        (ii) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

                        (jj) No Construction Loans. No SAM (i) was made in connection with the construction or rehabilitation of a Mortgaged Property which has not been completed or (ii) provides for future advances of funds by the Seller which have not yet been advanced; and

                        (kk) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. No Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development either conforms with applicable Freddie Mac or Fannie Mae requirements regarding such dwelling or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Freddie Mac or Fannie Mae or is otherwise "warrantable" with respect thereto. No such residence is a mobile home or manufactured dwelling. None of the Mortgaged Properties are investor owned properties.

      Section 3.  Remedies for Breach of Representations and Warranties.

                  It is understood and agreed that the representations and warranties set forth in Sections 4.1 and 4.2 shall survive the sale of the SAMs to the Purchaser and the delivery of the documents in the Mortgage File to the Custodian and shall inure, as to each SAM, to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the SAMs or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related SAM in the case of a representation and warranty relating to a particular SAM), the party discovering such breach shall give prompt written notice to the other parties.

                  Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of any SAMs, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such SAM at the Repurchase Price. In the event of a breach of any representation or warranty set forth in Section 4.1 which materially and adversely affects the value of any SAMs, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the SAMs shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 4.2 and the Seller discovers or receives notice of any such breach within two years of the Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute SAM, rather than repurchase the SAM as provided above, remove such SAM (a "Deleted SAM") and substitute in its place a Qualified Substitute SAM or SAMs. If the Seller has no Qualified Substitute SAM, it shall repurchase the deficient SAM. The Seller shall be obligated to repurchase any SAM for which an event or condition has occurred which would constitute a breach of representation and warranty set forth in Sections 4.1 and 4.2. Any repurchase of a SAM or SAMs pursuant to the foregoing provisions of this
Section 4.3 shall be accomplished by deposit in the Collection Account of the amount of the Repurchase Price.

                  At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted SAM to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted SAM. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the SAM Schedule to reflect the withdrawal of the Deleted SAM from this Agreement, and, in the case of substitution, identify a Qualified Substitute SAM and amend the SAM Schedule to reflect the addition of such Qualified Substitute SAM to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute SAM the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian for such Qualified Substitute SAM the documents required by
Section 3.3, with the Mortgage Note endorsed as required by Section 3.3. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall deposit in the Collection Account the Monthly Payment due on such Qualified Substitute SAM or SAMs in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute SAMs in the month of substitution shall be retained by the Seller.

                  For any month in which the Seller substitutes a Qualified Substitute SAM for a Deleted SAM, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute SAMs as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted SAMs (after application of Scheduled Monthly Payments of principal due in the month of substitution). The amount of such shortfall shall be distributed by the Seller in the month of substitution pursuant to Section 6.1. Accordingly, on the date of such substitution, the Seller shall deposit from its own funds into the Collection Account an amount equal to the amount of such shortfall.

                  In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Agreement which causes the sale of the SAMs to any subsequent purchaser (other than or the Purchaser). It is understood and agreed that the obligations of the Seller set forth in this Section 4.3 to cure, substitute for or repurchase a defective SAM and to indemnify the Purchaser as provided in this Section 4.3 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 4.1 and 4.2 shall accrue as to any SAM upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser or the certificateholders, (ii) failures by the Seller to cure such breach or repurchase such SAM as specified above, and (iii) demand upon the Seller by the Purchaser or the certificateholders for compliance with this Agreement.

      Section 4. Review of SAMs. From the Closing Date until 60 days after the Closing Date, the Purchaser shall have the right to review each Mortgage File, to conduct property inspections, obtain appraisal recertifications and otherwise to underwrite the SAMs and to reject any SAM which in the Purchaser's reasonable discretion, based upon whether or not such Mortgage Loan is "investment grade," as determined in accordance with the Purchaser's underwriting criteria is an unacceptable investment. In the event that the Purchaser so rejects any SAM, the Seller shall, no later than the 60th day following the Closing Date, repurchase the rejected SAM in the manner prescribed in Section 4.3 at the Repurchase Price. Any rejected SAM shall be removed from the terms of this Agreement.

      Section 5. SAM Defaults. In the event there is a default in the payment of principal and/or interest with respect to any SAM purchased pursuant to this Agreement which occurs within 180 days of the Closing Date, the Purchaser shall have the right to cause the Seller (i) to repurchase the SAM at the Repurchase Price or (ii) to substitute a conforming SAM as provided in Section 4.3 hereof.


            ARTICLE V - ADMINISTRATION AND SERVICING OF SAMS

      Section 1.  The Servicer to Act as Servicer.

                  The Servicer, as an independent contractor, shall service and administer the SAMs and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the SAMs, except to the extent modified herein, in strict compliance with Accepted Servicing Practices, which include, but are not limited to, provisions regarding the liquidation of SAMs, the collection of SAM payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to the payment of expenses for REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Purchaser and the Servicer. The Purchaser may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Purchaser with respect to the servicing of the SAMs, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any SAM or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, that the Servicer shall not make any future advances with respect to a SAM and that unless the Servicer has obtained the proper written consent of the Purchaser, the Servicer shall not permit any modification with respect to any SAM that would change the Stated Interest Rate or the manner in which Additional Interest is calculated, defer or forgive the payment of principal or interest or Additional Interest, reduce or increase the outstanding principal balance (except for actual payments of principal) release any collateral from the SAM or change the final maturity date on such SAM. In the event of any such modification which permits the deferral of Stated Interest, Additional Interest or principal payments on any SAM, the Servicer shall, on the Business Day immediately preceding the Distribution Date in any month in which any such principal or interest payment has been deferred, advance from its own funds, in accordance with
Section 6.3, the difference between (a) the sum of such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such SAM and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 6.3. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the SAMs and with respect to the Mortgaged Properties.

      [Insert Partial Releases from Mortgage Note]

                  In servicing and administering the SAMs, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering SAMs for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Purchaser's prior written approval, which approval can be withheld for any or no reason, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each sub servicer as fully as if such acts and omissions were those of the Servicer. [Any such sub servicer that the Purchaser shall be requested to consent to must be a Freddie Mac approved seller/servicer or a Fannie Mae seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Freddie Mac or for seller/servicers by Fannie Mae, or which would require notification to Freddie Mac or Fannie Mae.] The Servicer shall pay all fees and expenses of each sub servicer from its own funds, and a sub servicer's fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Servicer, without any right of reimbursement from the Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of a sub servicer and arrange, with the Purchaser's prior written approval, which approval can be withheld for any or no reason, for any servicing responsibilities to be performed by a successor sub servicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related SAMs itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 11.1 or 12.1, and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each sub servicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each sub servicer from the Servicer's own funds without reimbursement from the Purchaser.

                  Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a sub servicer or any reference herein to actions taken through a sub servicer or otherwise, the Servicer shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the SAMs. The Servicer shall be entitled to enter into an agreement with a sub servicer for indemnification of the Servicer by the sub servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Any subservicing agreement and any other transactions or services relating to the SAMs involving a sub servicer shall be deemed to be between such sub servicer and the Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to such sub servicer including no obligation, duty or liability of Purchaser to pay such sub servicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a sub servicer has received such payment.

                  Notwithstanding the foregoing, if SAMs are sold by the Purchaser to Fannie Mae or Freddie Mac pursuant to a Whole Loan Transfer, the Servicer, at the direction of Purchaser, shall service such SAMs for Fannie Mae or Freddie Mac, as the case may be, in accordance with such entity's guidelines; and shall make distributions of principal and interest as either Fannie Mae or Freddie Mac shall require. The Servicer shall make to such respective entity such entity's required servicing representations and warranties as of the date of sale of the SAMs by the Purchaser to Fannie Mae or Freddie Mac, as applicable.

      Section 2.  Liquidation of SAMs.

                  The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide or Freddie Mac Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the SAMs as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.1. The Servicer shall use its reasonable efforts to realize upon defaulted SAMs in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related SAM to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section
5.5. The Servicer shall notify the Purchaser in writing of the commencement of foreclosure proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in Section 5.5.

                  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection upon completion of such inspection.

                  After reviewing the environmental inspection report, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to reimburse fully the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 5.5 hereof.

      Section 3.  Collection of SAM Payments.

                  Continuously from the date hereof until the principal and interest on all SAMs are paid in full, the Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the SAMs when the same shall become due and payable and shall ascertain and estimate in accordance with Accepted Servicing Practices Escrow Payments and all other charges that will become due and payable with respect to the SAM and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 4.  Establishment of, and Deposits to, Collection Account.

                  The Servicer shall segregate and hold all funds collected and received pursuant to a SAM separate and apart from any of its own funds and general assets and shall establish and maintain one or more collection accounts, in the form of time deposit or demand accounts, titled "Collection Account, in trust for the Purchaser, pursuant to that certain Sale and Servicing Agreement dated as of ______ [2000], by and between Bear Stearns Mortgage Capital Corporation and ________." The Collection Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in a Collection Account shall at all times be fully insured to the full extent permitted under applicable law or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Collection Account may be drawn on by the Servicer in accordance with Section 5.5. The creation of any Collection Account shall be evidenced by a certification in the form of Exhibit E-1 hereto and a letter agreement in the form of Exhibit E-2 hereto shall be executed in connection herewith by such Depository, in the case of an account held by a depository other than ____. A copy of such certification or letter agreement shall be furnished to the Purchaser as pledgee of the Collateral.

                  The Servicer shall deposit in the Collection Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of amounts due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

                                          (1)   all payments on account
            of principal on the SAMs;

                                          (2) all payments on account of
            Stated Interest and Additional Interest on the SAMs, in the case of Stated Interest, adjusted to the Remittance Rate;

                                          (3)   all Liquidation Proceeds;

                                          (4)   all Insurance Proceeds
            including amounts required to be deposited pursuant to Section
            5.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.14),
            Section 5.11 and Section 5.15;

                                          (5)   all Condemnation
            Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 5.14;

                                          (6) any amount required to be
            deposited in the Collection Account pursuant to Section 5.1, 5.9, 6.3, 7.1 or 7.2;

                                          (7) the Repurchase Price and any
            other amounts payable in connection with the repurchase of any SAM pursuant to Section 4.3 or 4.4 and all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute SAM pursuant to
            Section 4.3;

                                          (8) any amounts required to be
            deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy;

                                          (9)   any amounts received with
            respect to or related to any REO Property and all REO Distribution Proceeds pursuant to Section 5.16; and

                                          (10)  Prepayment Interest
            Shortfall in an amount not to exceed the Servicing Fee due to the Servicer.

                  The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges need not be deposited by the Servicer into the Collection Account. Any interest paid on funds deposited in the Collection Account by the depository institution holding such Accounts or on Permitted Investments into which such amounts are invested shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 5.5.

      Section 5.  Permitted Withdrawals From Collection Account.

                  The Servicer shall, from time to time, withdraw funds from any Collection Account for the following purposes:

                                          (1)   to pay the Purchaser in the
            amounts and in the manner provided for in Section 6.1;

                                          (2) to reimburse itself for
            Monthly Advances of the Servicer's funds made pursuant to
            Section 6.3, the Servicer's right to reimburse itself pursuant to this subclause (ii) being taken first from amounts received on the related SAM which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase a SAM pursuant to Section 4.3, 4.4 or 7.2, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such SAM and it being further understood that upon liquidation of the related SAM, the Servicer shall have the right to reimburse itself for Monthly Advances from payments of principal and/or interest on the remainder of the SAMs;

                                          (3)   to reimburse itself for
            unreimbursed Servicing Advances and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any SAM being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise related to the SAM, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except where the Servicer is required to repurchase a SAM pursuant to Section 4.3, 4.4 or 7.2, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such SAM and it being further understood that upon the liquidation of the related SAM, the Servicer shall have the right to reimburse itself for unreimbursed Servicing Advances and unpaid Servicing Fees from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer on the remainder of the SAMs;

                                          (4)   to pay itself interest on
            funds deposited in the Collection Account and itself the Servicing Fee from that portion of any payment or recovery which represents interest with respect to a particular SAM;

                                          (5)   to reimburse itself for
            expenses incurred and reimbursable to it pursuant to Section [  ];

                                          (6) to pay any amount required to
            be paid pursuant to Section 5.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Collection Account shall be limited to amounts on deposit in the Collection Account with respect to the related REO Property;

                                          (7)   to transfer money to the
            account created pursuant to a securitization in the amounts and in the manner specified in the agreements pursuant to which the Purchaser intends to effect a Pass-Through Transfer or Whole Loan Transfer, if applicable; and

                                          (8)   to clear and terminate the
            Collection Account upon the termination of this Agreement.

                  On each Distribution Date, the Servicer shall withdraw all funds from such Collection Account. The Servicer may use such withdrawn funds only for the purposes described in this Section 5.5.

      Section 6.  Establishment of, and Deposits to, Escrow Account.

                  The Servicer shall segregate and hold all funds collected and received pursuant to a SAM constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Escrow Account, in trust for the Purchaser, pursuant to that certain Sale and Servicing Agreement dated as of ______ [2000], by and between Bear Stearns Mortgage Capital Corporation and ________." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Any funds deposited in an Escrow Account shall at all times be fully insured to the full extent permitted under applicable law or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in any Escrow Account may be drawn on by the Servicer in accordance with Section 5.7. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F-1 hereto and a letter agreement in the form of Exhibit F-2 hereto shall be executed in connection therewith with said Depository.

                  The Servicer shall deposit in such Escrow Account on a daily basis and retain therein:

                                          (1)   all Escrow Payments
            collected on account of the SAMs, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

                                          (2) all amounts representing
            Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                                          (3) Servicing Advances for SAMs
            and the Escrow Payments with respect to which are insufficient to cover escrow disbursements.

                  The Servicer shall make withdrawals from any Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 5.7. The Servicer shall be entitled to retain any interest paid on funds deposited in such Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

      Section 7.  Permitted Withdrawals From Escrow Account.

                  Withdrawals from any Escrow Account may be made by the Servicer only:

                                          (1) to effect timely payments of
            ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage permitted by the Mortgage;

                                          (2) to reimburse the Servicer for
            any Servicing Advances made by the Servicer pursuant to Section
            5.8 with respect to a related SAM, but only from amounts received on the related SAM which represent late collections of Escrow Payments thereunder;

                                          (3) to refund to any Mortgagor any
            funds found to be in excess of the amounts required under the terms of the related SAM;

                                          (4) for transfer to the Collection
            Account and application to reduce the principal balance of the SAM in accordance with the terms of the related Mortgage and Mortgage Note;

                                          (5) for application to restoration
            or repair of the Mortgaged Property in accordance with the procedures outlined in Section 5.14;

                                          (6) to pay to the Servicer or any
            Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                                          (7)   for transfer to the
            Collection Account in connection with the acquisition of REO Property; and

                                          (8)   to clear and terminate the
            Escrow Account on the termination of this Agreement.

      Section 8.  Payment of Taxes, Insurance and Other Charges.

                  With respect to each SAM, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a Lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time that they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make Advances from its own funds to effect such payments.

      Section 9.  Protection of Accounts.

                  The Servicer may transfer any Collection Account or any Escrow Account to a different Qualified Depository from time to time with the prior approval of the Purchaser. Amounts on deposit in any Collection Account and any Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in any Collection Account or any Escrow Account (which shall be properly titled to insure the funds in such account on a loan-by-loan basis) exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the next Business Day as such excess amount becomes present in any Collection Account or any Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains any Collection Account or any Escrow Account, then such Eligible Investment may mature on such Distribution Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in any Collection Account or any Escrow Account, by the Servicer out of its own funds immediately as realized.

      Section 10. Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for, to the extent permitted in each SAM, hazard insurance such that all buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the full replacement value of the improvements securing such SAM (where permitted) by companies that currently reflect a General Policy Rating in Best's Key Rating Guide ("Best's") currently acceptable to Fannie Mae and are licensed to do business in the state wherein its property subject to the policy is located (a "Best's Approved Insurer").

                  If upon origination of the SAM, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with a Best's Approved Insurer in an amount representing coverage equal to the lesser of (i) the outstanding principal balance of the SAM, (ii) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the SAM, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides and Freddie Mac Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

                  It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the SAMs, other than pursuant to the Fannie Mae Guide or Freddie Mac Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are a Best's Approved Insurer. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner and that they properly describe the property address.

                  [The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.]

                  In the event that the Purchaser or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  Pursuant to Section 5.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in any Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the SAM, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 5.14) shall be deposited in any Collection Account subject to withdrawal pursuant to Section 5.5.

      Section 11. Maintenance of Fidelity Bond and Errors and
                  Omissions Insurance.

                  The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the SAMs ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a SAM without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or Freddie Mac in the Freddie Mac Guide. Upon the request of the Purchaser, the Servicer shall cause to be delivered to the holder of such fidelity bond and insurance policy a certified true copy of such fidelity bond and insurance policy. The Servicer shall notify the Purchaser within five Business Days of receipt of notice that such Fidelity Bond or Errors and Omission Policy will be, or has been, materially modified or terminated. The Purchaser and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the Errors and Omission Policy.

      Section 12. Inspections.

                  The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any SAM is more than [60 days] delinquent, the Servicer shall inspect the Mortgaged Property unless the Servicer deems such inspection unnecessary in accordance with Accepted Servicing Practices and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report or electronic record of each such inspection.

      Section 13. Restoration of Mortgaged Property.

                  The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                                          (1)   the Servicer shall receive
            satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                                          (2)   the Servicer shall take all
            steps necessary to preserve the priority of the Lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's Liens;

                                          (3)   the Servicer shall verify
            that the SAM is not in default; and

                                          (4)   pending repairs or
            restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in any Escrow Account.

      Section 14. Maintenance of Primary Mortgage Insurance Policy; Claims.

                  With respect to each SAM with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the SAM in excess of 80% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such SAM is reduced to 80% or less. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted SAM. Pursuant to Section 5.4, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.5.

      Section 15. Title, Management and Disposition of REO Property.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

                  The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Collection Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees or unreimbursed Monthly Advances made pursuant to Section 6.3, in accordance with Section 5.5. The net cash proceeds of such sale remaining in any Collection Account shall be distributed as set forth in Section 6.1 hereof

                  The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The Servicer shall withdraw from any Collection Account as set forth in Section 5.5 herein funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10 and the fees of any managing agent of the Servicer or the Servicer itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Servicer shall make monthly distributions on each Distribution Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 5.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                  The Servicer shall notify the Purchaser in accordance with the Fannie Mae Guide or Freddie Mac Guide of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 5.16. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the SAMs and REO Property are held and (i) the Purchaser shall have obtained an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in
Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Purchaser (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Purchaser as to progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Purchaser shall be entered into with respect to such purchase money mortgage.

                  Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise use for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.

      Section 16. Real Estate Owned Reports.

                  Together with the statement furnished pursuant to Section 6.2, the Servicer shall furnish to the Purchaser on or before the Distribution Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

      Section 17. Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

      Section 18. Reports of Foreclosures and Abandonments
                  of Mortgaged Property.

                  Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

      Section 19. Appraisals: Qualified Major Home Improvements. As required by each Mortgage Note, the Servicer shall cause the Mortgagors to conduct appraisals to determine the value of the Mortgaged Property in the context of Qualified Major Home Improvements (as such term is defined in the related Mortgage Note) and on the earlier of the maturity date of the related SAM and the occurrence of a Mortgage Termination Event. The Servicer shall adjust the Adjusted Value of the Mortgaged Property and the Settlement Value of each such SAM as provided in such Mortgage Note as a result of such appraisals and calculate any amount due to the Mortgagor upon the maturity of the related SAM or the occurrence of a Mortgage Termination Event. Multiple appraisals shall be conducted as provided in such Mortgage Note. The appraiser conducting any such appraisal, and the initial appraisal, shall be chosen from a schedule of appraisers attached hereto as Schedule I. Such schedule may be amended from time to time by the Purchaser in its able discretion. A Qualified Major Home Improvement shall include any improvement items shown on Schedule III. Such schedule may be amended from time to time by the Purchaser in its sole discretion for any SAMs to be originated by the Seller.

      Section 20. Fees That The Servicer Will Collect. As provided in such Mortgage Note, the Servicer will charge and collect from each Mortgagor:
(i) at the maturity date for the SAM or upon the Mortgagor's knowledge of the occurrence of a Mortgage Termination Event, a fee for the costs associated with the payoff in full of the Mortgage Note; and (ii) in connection with each Qualified Major Home Improvement (as such term is defined in the related Mortgage Note), a fee for the costs associated with adjusting the Mortgaged Property's Adjusted Value resulting from the Qualified Major Home Improvement (as such term is defined the related Mortgage Note) and otherwise complying with such Mortgage Note. The amount of all fees collected pursuant to this Section shall be specified in the Mortgage Note.

      Section 21. Certificate of Occupancy. In accordance with the Mortgage Note, the Servicer will cause each Mortgagor to sign an occupancy certificate provided by the Seller from time to time, certifying that the Mortgaged Property is occupied.


                   ARTICLE VI - PAYMENTS TO PURCHASER

      Section 1.  Remittances.

                  On each Distribution Date, the Servicer shall remit to the Purchaser (i) all amounts credited to the Collection Account as of the close of business on the related preceding Determination Date, except Principal Prepayments received on or after the first day of the calendar month in which the Distribution Date occurs shall be remitted to the Purchaser on the next following Distribution Date, net of charges against or withdrawals from the Collection Account pursuant to Section 5.5, plus, to the extent not already deposited in the Collection Account, the sum of
(ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 6.3 and (iii) all Prepayment Interest Shortfalls that the Servicer is required to make up pursuant to Section 5.5 minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related preceding Determination Date, which amounts shall be remitted on the related Distribution Date next succeeding the Due Period for such amounts. It is understood that with respect to each Closing Date, by operation of Section 5.4, the remittance on the first Distribution Date with respect to SAMs purchased pursuant to the related Transfer Supplement is to include principal collected after the related Cut-off Date through the related preceding Determination Date plus interest, adjusted to the related Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the related Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

                  With respect to any remittance received by the Purchaser after the Business Day on which such payment was due hereunder, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Distribution Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

      Section 2.  Statements to Purchaser.

                  The Servicer shall furnish to the Purchaser an individual SAM accounting report (a "Report"), as of the last Business Day of each month, in the Servicer's assigned loan number order to document SAM payment activity on an individual SAM basis. With respect to each month, such Report shall be received by the Purchaser no later than the fifth Business Day of the following month of the related Distribution Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Purchaser and the Servicer, and in hard copy, which Report shall contain the following:

                              (1) with respect to each Monthly Payment (on
            both an actual and scheduled basis with respect to SAM balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest (including any Prepayment Interest Shortfall) on Principal Prepayment amounts remitted in accordance with Section 6.1);

                              (2) with respect to each Monthly Payment, the
            amount of such remittance allocable to principal, Stated Interest and Additional Interest;

                              (3) the amount of servicing compensation
            received by the Servicer during the prior distribution period;

                              (4) the aggregate Stated Principal Balance of
            the SAMs;

                              (5) the amount of Monthly Advances made by
            the Servicer pursuant to Section 6.3;

                              (6) the aggregate of any expenses reimbursed
            to the Servicer during the prior distribution period pursuant to Section 5.5;

                              (7) the number and aggregate outstanding
            principal balances of SAMS (a) delinquent (1) 30 to 59 days,
            (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

                              (8) such other reports as may reasonably be
            required by the Purchaser.

                  The Servicer shall also provide a trial balance, sorted in the Purchaser's assigned loan number order, in such form as the Servicer and the Purchaser shall agree, with each such Report.

                  The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the SAMs and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the SAMs as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

                  In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to the Purchaser an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest, including Additional Interest, for the applicable portion of such year.

      Section 3.  Monthly Advances by Servicer.

                  On the Business Day immediately preceding each Distribution Date, the Servicer shall deposit in the Collection Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Remittance Rate) which were due on the SAMs during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 5.1. The Servicer's obligation to make such Monthly Advances as to any SAM will continue through the last Monthly Payment due prior to the payment in full of the SAM, or through the last Distribution Date prior to the Distribution Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the SAM unless the Servicer provides an Officer's Certificate based on the Servicer's reasonable determination stating that such Monthly Advance would not be recoverable. [The Servicer shall obtain an appraisal to support its conclusion that such Advance is not recoverable.]


               ARTICLE VII - GENERAL SERVICING PROCEDURES

      Section 1.  Transfers of Mortgaged Property.

                  The Servicer shall enforce the Mortgage Termination Event provision of the Mortgage Note and Mortgage in accordance with Accepted Servicing Practices and applicable law contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such SAM under the Mortgage Termination Event clause; provided, however, that the Servicer shall not exercise such rights if prohibited by law or the related Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.

                  If the Servicer reasonably believes it is unable under applicable law to enforce such Mortgage Termination Event clause, the Servicer shall with the Purchaser's prior written approval enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Stated Interest Rate borne by the related Mortgage Note, the Appreciation Share, any Mortgage Termination Events, the term of the SAM, nor the outstanding principal amount of the SAM shall be changed.

                  In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide or Freddie Mac Guide. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

                  Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a SAM by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 7.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 2.  Satisfaction of Mortgages and Release of Mortgage Files.

                  Upon the payment in full of any SAM, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 6.2 and may request the release of any documents in the Mortgage File. Upon receipt of such certification and request, the Purchaser shall promptly release or cause the Custodian to promptly release the related documents in the Mortgage File to the Servicer and the Servicer shall prepare and deliver for execution by the Purchaser or at the Purchaser's option execute under the authority of a power of attorney delivered to the Servicer by the Purchaser any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

                  If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related SAM at the Repurchase Price by deposit thereof in the Collection Account within two Business Days of receipt of such demand by the Purchaser. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 5.12 insuring the Servicer against any loss it may sustain with respect to any SAM not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the servicing or foreclosure of the SAM including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the Custodian shall release the portion of the Mortgage File held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to return promptly the related documents in the Mortgage File to the Custodian, when the need therefor by the Servicer no longer exists, unless the SAM has been liquidated and the Liquidation Proceeds relating to the SAM have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other pubic official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Purchaser or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such SAM was liquidated, the servicing receipt shall be released by the Purchaser or the Custodian, as applicable, to the Servicer.

      Section 3.  Servicing Compensation.

                  As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on each SAM, the amount of its Servicing Fee with respect thereto. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a SAM is computed. The Servicing Fee shall be payable only at the time of and with respect to those SAMs for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Servicer.

                  Additional servicing compensation includes late charges and other ancillary income. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

      Section 4.  Annual Statement as to Compliance.

                  The Servicer shall deliver to the Purchaser, on or before December 31 each year beginning December 31, 199_, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding [fiscal] year ended and of performance under this Agreement has been made under such officer's supervision, (ii) the Servicer has complied with the provisions of Article III and Article V, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

      Section 5.  Annual Independent Public Accountants' Servicing Report.

                  On or before December 31, of each year, beginning with the first December 31 that occurs at least six months after the date of execution of this Agreement, the Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of SAMs and that, on the basis of an examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae or Freddie Mac, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae or Freddie Mac requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of SAMs by the Servicer, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae or Freddie Mac (rendered within one year of such statement) of independent public accountants with respect to the Servicer. The Servicer shall forward a copy of each such report to the Rating Agency.

      Section 6.  Right to Examine Servicer Records.

                  The Purchaser shall have the right to reasonable access to the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the SAMs, during regular business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                  The Servicer shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, Fannie Mae, Freddie Mac and other similar entities, access to any documentation regarding SAMs in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, Fannie Mae, OTS, or any other similar regulations.

      Section 7. Removal of SAMs from Inclusion under this Agreement upon a Whole Loan Transfer or Pass-Through Transfer.

                        (a) The Servicer acknowledges that with respect to some or all of the SAMs, the Purchaser intends to effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Purchaser, the Servicer agrees:

                              (i) to cooperate fully with the Purchaser,
any prospective purchaser, any rating agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer, with respect to all reasonable requests and due diligence procedures and to use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be, and

                              (ii) to execute all agreements executed in
connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the SAMs (and any agreements and other documents incidental thereto) as the Purchaser shall request, which governing documents, in the case of a Pass-Through Transfer, shall contain provisions customarily included in publicly issued or privately placed rated secondary mortgage market transactions and, in the case of a Whole Loan Transfer, shall contain servicing provisions in accordance with the Fannie Mae or Freddie Mac Guide, at the Servicer's option, plus all provisions herein which are unique to the servicing of SAMs; and

                              (iii) as of the closing date of the Whole
Loan Transfer or Pass-Through Transfer, as the case may be, (a) to restate, for the benefit of the owners of the SAMs, the representations and warranties contained in Sections 4.1 and 4.2, (b) to make, for the benefit of the owners of the SAMs, the same representations and warranties that the Purchaser is giving with respect to the Whole Loan Transfer or Pass-Through Transfer, as the case may be, and (c) to make those certain servicing representations and warranties required by Fannie Mae or Freddie Mac, as the case may be, with respect to such Whole Loan Transfer, to such entity, as applicable; and

                              (iv) with respect to a Pass-Through Transfer
only, at the Purchaser's request, (a) to execute an agreement, as servicer, with a certificateholder of the related subordinate securities issued in connection with such Pass-Through Transfer, in the form of Investor Agreement attached hereto as [Exhibit ,] which shall govern the treatment of delinquent SAMs and (b) to deliver to the Purchaser, for inclusion in the offering document for the related securities, origination and servicing disclosure as may be necessary and as may be mutually agreed upon by the Servicer and the Purchaser, and in connection with the delivery of such disclosure, an agreed-upon procedures letter concerning such disclosure, which letter shall be issued by an accounting firm selected by the Servicer and acceptable to the Purchaser.

                        (b) Subject to the first sentence of this Section 7.7(b), in connection with any Whole Loan Transfer or Pass-Through Transfer, the Servicer may be required to do the following, including but not limited to:

                                    (i)   deliver an Opinion of Counsel or
            Opinions of Counsel required by any Rating Agency or any underwriter for the Whole Loan Transfer or Pass-Through Transfer;

                                    (ii)  permit any Rating Agency,
            insurer or underwriter to perform due diligence on the Servicer;

                                    (iii) submit to the Purchaser disclosure
            regarding the business of the Servicer which is intended for use in the prospectus or offering circular related to the Whole Loan Transfer or Pass-Through Transfer; or

                                    (iv) enter into any supplemental
            agreements or amendment to this Agreement required by the Rating Agencies in order to permit the Servicer to serve as the servicer in the Whole Loan Transfer or Pass-Through Transfer or reasonably required by the Purchaser.

                  If any of the Rating Agencies rating any securities issued pursuant to a Pass- Through Transfer or if the Master Servicer do not approve of the Servicer servicing any such SAMs in a Pass-Through Transfer or Whole Loan Transfer then the Servicer shall transfer servicing to the servicer of the trust created as a result of such Pass-Through Transfer in the manner specified in Section 13.1. The Servicer shall serve as servicer for any trust created as a result of such Pass- Through Transfer under this Agreement if the Servicer otherwise qualifies as a servicer as provided herein, if the Servicer sells the Portfolio to the Purchaser on a servicing-retained basis as provided in the applicable Transfer Supplement and the applicable Rating Agencies approve. If such sale is made on a servicing-released basis, the Servicer shall be required to transfer its obligations to a successor Servicer for the Pass-Through or Whole Loan Transfer.

                  All SAMs not sold or transferred pursuant to a Whole Loan Transfer or Pass- Through Transfer shall continue to be serviced in accordance with the terms of this Agreement.

      Section 8.  Compliance with REMIC Provisions.

                  If a REMIC election has been made with respect to the arrangement under which the SAMs and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.


                  ARTICLE VIII - SERVICER TO COOPERATE

      Section 1.  Provision of Information.

                  During the term of this Agreement, the Servicer shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each SAM, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

                  The Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.


                        ARTICLE IX - THE SERVICER

      Section 1.  Liability of the Servicer.

                  The Servicer agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to perform its duties hereunder and service the SAMs in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Purchaser shall immediately notify the Servicer if a claim is made by a third party with respect to this Agreement or the SAMs. The Servicer shall assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Servicer shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. The provisions of this Section 9.1 shall survive termination of this Agreement.

      Section 2.  Merger or Consolidation of the Servicer.

                  Except as otherwise expressly provided in this Agreement, the Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the SAMs and to perform its duties under this Agreement.

                  Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) if a depository institution, whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) [which is a Fannie Mae or Freddie Mac approved lender in good standing].

      Section 3.  Limitation on Liability of Servicer and Others.

                  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the SAMs in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Purchaser undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

      Section 4.  Limitation on Resignation and Assignment by the Servicer.

                  With respect to the retention of the Servicer to service the SAMs hereunder, the Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Purchaser to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae or Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Purchaser a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae or Freddie Mac approved servicer in good standing.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it as to any SAM except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.1.

                  Subject to the terms hereof (including release by the Seller of such rights in the context of a sale by the Seller of a Portfolio to the Purchaser pursuant to a Transfer Supplement and the transfer of such rights by the Servicer in the context of a Pass-Through Transfer or Whole Loan Transfer), the Servicer shall be prohibited from selling it servicing rights, or transferring its servicing obligations, hereunder the life of any SAM sold hereunder. The terms of any servicing agreement shall be approved by the Purchaser, in its sole discretion.


                           ARTICLE X - DEFAULT

      Section 1.  Servicer Events of Default.

                  Each of the following shall constitute an Event of Default on the part of the Servicer:

                                          (1)   any failure by the Servicer
            to remit to any Collection Account, any payment required to be made under the terms of this Agreement which failure continues unremedied for one Business Day; or

                                          (2)   any failure by the Servicer
            duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, any Transfer Supplement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser or by the Custodian; or

                                          (3)   any failure by the Servicer
            to maintain any required licenses to do business in any jurisdiction where the Mortgaged Property is located; or

                                          (4)   jurisdiction for the
            appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                                          (5)   the Servicer shall consent
            to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                                          (6)   the Servicer shall admit
            in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for [six] Business Days; or

                                          (7)    the Servicer or its parent
            enters into a consent agreement or otherwise agrees in writing with any federal or state regulatory agency or authority to restrict its activities, if the default of such agreement by the Servicer or its parent entitles such applicable federal or state agency to place the Servicer in receivership or conservatorship; or

                                          (8)   the Servicer's total capital
            falls below fifty percent (50%) of any regulatory capital requirement imposed by its principal supervisory regulatory authority or its successor; or

                                          (9)   the Servicer ceases to be
            approved by either Fannie Mae or Freddie Mac as a mortgage loan seller and servicer for more than thirty days; or

                                          (10)  the Servicer attempts to
            assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

                  In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Servicer, may terminate all of the rights and obligations of the Servicer under this Agreement and in and to the SAMs and the proceeds thereof other than its rights to receive unpaid but accrued Servicing Fees.

                  Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the SAMs or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the SAMs and related documents, at the Servicer's sole expense.

      Section 2.  Waiver of Defaults.

                  By a written notice, the Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                        ARTICLE XI - TERMINATION

      Section 1.  Termination.

                  This Agreement shall terminate upon (a) the exercise by the Purchaser of its rights required by Section 11.2 and (b) the final payment or other liquidation (or any advance with respect thereto) (other than the Commitment which shall terminate as provided in Article II hereof) of the last SAM sold hereunder or the disposition of any REO Property with respect to such SAM and the remittance of all funds due hereunder.


      Section 2.  Termination Without Cause.

                  The Purchaser may, at its sole option, terminate any rights the Servicer may have hereunder, with or without cause, upon 30 days written notice. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 12.5 of this Agreement. If the Purchaser so terminates the rights of the Servicer without cause, the Purchaser shall pay the Servicer a termination fee equal to the fair market value of the rights of the Servicer under this Agreement at the time of termination, as mutually agreed upon between the Servicer and the Purchaser. If the Servicer and the Purchaser are unable to so agree within thirty days after receipt by the Servicer of the termination notice, such fair market value shall be determined within thirty days thereafter by an investment banking firm of national standing with principal offices in New York City, which determination shall be final and binding upon the Servicer and the Purchaser. Upon the termination of the Servicer's rights under this Agreement, the Purchaser shall have the right to cause the Servicer to enter into a servicing agreement or pooling and servicing agreement the terms of which are substantially similar to the terms of this Agreement.


                 ARTICLE XII - MISCELLANEOUS PROVISIONS

      Section 1.  Successor to Servicer.

                  Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 10.4, 11.1 or 12.2, the Purchaser shall succeed to such obligations or appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 10.2 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on SAMs as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.1 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.1 and 4.2 and the remedies available to the Purchaser under Sections 4.3 and 4.4, it being understood and agreed that the provisions of such Sections 4.1, 4.2,
4.3 and 4.4 shall be applicable to the Servicer notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.1, except for subsections [(i), (l) and (m)] thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to
Section 10.4, 11.1 or 12.2 shall not affect any claims that the Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                  The Servicer shall deliver promptly to the successor servicer the funds in any Collection Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Purchaser by mail of such appointment in accordance with the procedures set forth in Section 13.5.

      Section 2.  Amendment.

                  With respect to any SAM, this Agreement may only be amended with the written consent of the Purchaser, and the Servicer in its capacity as Seller and Servicer hereunder.

                  The costs and expenses associated with any such amendment shall be borne by the party requesting the amendment.

      Section 3.  Governing Law.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 4.  Duration of Agreement.

                  This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding the Whole Loan Transfer or Pass-Through Transfer by the Purchaser.

      Section 5.  Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                              (i)   if to ____:




                                    Attention:

or such other address as may hereafter be furnished to the Purchaser in writing by ____;

                              (ii)  if to Purchaser:




                                    Attention:

      Section 6.  Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 7.  Relationship of Parties.

                  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

      Section 8.  Execution; Successors and Assigns.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Servicer and the Purchaser and their respective successors and assigns.

      Section 9.  Recordation of Assignments of Mortgage.

                  To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense.

      Section 10. Assignment by Purchaser.

                  Subject to the last sentence of this Section 13.10, the Purchaser shall have the right, without the consent of the Seller, to assign its interest under this Agreement with respect to a single SAM, Portfolio of SAMs or all SAMs serviced hereunder to another Person. Upon such assignment of rights and assumption of obligations, the assignee shall accede to the rights and obligations hereunder of the Purchaser with respect to such SAMs and the Purchaser as assignor shall be released from all obligations hereunder with respect to such SAMs from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee. Notwithstanding anything contained in this Agreement to the contrary, the rights of the Purchaser to indemnity from the Seller pursuant to Section 4.3, are not assignable and shall inure only to the benefit of the Purchaser and to no other Person.

      Section 11. Solicitation of Mortgagors.

                  The Seller and Servicer shall not knowingly conduct any solicitations exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Seller or the Servicer or any agent or affiliate of the Seller or the Servicer which are directed to the general public at large or any Mortgagor whose mortgage loan is serviced by the Seller or the Servicer, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11.


                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          BEAR STEARNS MORTGAGE
                                          CAPITAL CORPORATION,
                                          as Purchaser


                                          By:_______________________________
                                             Name:
                                             Title:


                                          [Seller/Servicer]


                                          By:______________________________
                                          Name:
                                          Title:




      STATE OF NEW YORK       )
                              )     ss.:
      COUNTY OF NEW YORK      )


                  On the __ day of ________, 199_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be ______________ of __________________, the __________ that executed the within instrument and also known to me to be the person who executed it on behalf of said __________, and acknowledged to me that such __________ executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


      ---------------------------
      Notary Public

      My Commission expires ________




      STATE OF                )
                              )     ss.:
      COUNTY OF               )


                  On the __ day of _______, 199_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of __________________, the __________ that executed the within instrument and also known to me to be the person who executed it on behalf of said __________, and acknowledged to me that such __________ executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


      ---------------------------
      Notary Public

      My Commission expires ________




                                EXHIBIT A

                          FORM OF SAM SCHEDULE

      With respect to individual SAMs:

      Loan Number                           Borrower SSN
      Seller ID Number                      Co-Borrower SSN
      Servicer ID Number                    Borrower Age
      Borrower Name                         Co-Borrower Age
      Co-Borrower Name                      Number of Borrowers
      Street Address of Mortgaged Property  First Time Homebuyer (Y/N)
      City                                  Borrower Gender
      State                                 Co-Borrower Gender
      Zip Code                              Borrower Race
      Property Type                         Co-Borrower Race
      Number of Units                       Borrower Income
      Original Term                         Co-Borrower Income
      Original LTV                          Monthly Housing Expense
      Orig Appraisal Value                  Monthly Total Debt
      Date of Orig Appraisal                Housing Ratio
      Sales Price (if applicable)           Debt Ratio
      State Interest Rate (Note Rate)       Automated Market Value
      Market Rate                           Condo Class
      Appreciation Share                    Condo Project Name
      Note Date                             Condo Project Code
      First Pay Date                        GSE Data for 2-4 Family
      Stated Maturity Date                  Eligible Rents Unit 1
      Monthly Payment                       No. of Bedrooms Unit 1
      Original Balance                      Eligible Rents Unit 2
      Interest Paid to Date as of Cut-Off   No. of Bedrooms Unit 2
      Actual UPB as of Cut-off              Eligible Rents Unit 3
      Scheduled UPB as of Cut-off           No. of Bedrooms Unit 3
      Servicing Fee                         Eligible Rents Unit 4
      Net Rate                              No. of  Bedrooms Unit 4
      PMI Certificate Number                Delinquency
      PMI Insurer                           Delinquency Counter
      Mort Loss Percent                     Last Distribution Date on which
                                              a payment is applied to the
                                              outstanding principal balance
                                              of the SAM
      Remittance Rate as of Cut-off
      Loan Purpose                          Number of Borrowers
      Documentation Type (Full/Alt Only     Implied Market Rate for the SAM
      Occupancy (Primary Res Only)          FICO Score
      Prepayment                            Year Built

      With respect to any Portfolio of SAMs:

      Number of SAMs                        Current outstanding principal
                                              balance of the SAMs
      Weighted average Appreciation Share   Weighted average Stated Interest
                                              Rate of the SAMs
      Weighted average maturity of the SAMs




                                EXHIBIT B

                     CONTENTS OF EACH SERVICING FILE

            With respect to each SAM, the Servicing File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Servicer in the Servicing File or delivered to the Custodian pursuant to Sections 3.1 and 3.3 of the Sale and Servicing Agreement to which this Exhibit is attached (the "Agreement"):

                        (a)   A copy of the Mortgage File

                        (b)   The original of any power of attorney.

                        (c) A copy of the original hazard insurance policy and, if required by law, flood insurance policy, in accordance with
Section 5.10 of the Agreement.

                        (d)   Residential loan application.

                        (e)   SAM closing statement.

                        (f)   Verification of employment and income.

                        (g) Verification of acceptable evidence of source and amount of downpayment.

                        (h)   Credit report on the Mortgagor.

                        (i)   Residential appraisal report.

                        (j)   Photograph of the Mortgaged Property.

                        (k)   Survey of the Mortgaged Property.

                        (l) A copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

                        (m)   All required disclosure statements.

                        (n) If available, termite report, structural engineer's report, water potability and septic certification.

                        (o)   Sales contract.

                        (p) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a SAM file and which are required to document the SAM or to service the SAM.

                  In the event an Officer's Certificate of the Seller is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.




                                EXHIBIT C

                     CONTENTS OF EACH MORTGAGE FILE

                  The Mortgage File for each SAM shall include each of the following items, which shall be delivered to the Custodian pursuant to
Section 3.1 of the Sale and Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

                  (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ___________, without recourse" and signed in the name of the Seller by an authorized officer. If the SAM was acquired by the Servicer in a merger, the endorsement must be by "_______________, successor by merger to [name of predecessor]." If the SAM was acquired or originated by the Servicer while doing business under another name, the endorsement must be by "_______________ formerly known as [previous name]." To the extent that there is no space on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows;

                        (b) The original of any guarantee executed in connection with the Mortgage Note, if any;

                        (c)   The original Mortgage with evidence of
recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon. If in connection with any SAM, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be true and complete copy of the original recorded Mortgage;

                        (d) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

                        (e) Any rider executed in connection with the related Mortgage Note or Mortgage;

                        (f) The original Assignment of Mortgage from the Seller, either in blank or in such form as directed by the Purchaser, which assignment shall be in form and substance acceptable for recording certified by an authorized officer of the Seller to be a true and correct copy thereof; the originals, with evidence of recording thereon or in the case where a public recording office retains the original Assignment of Mortgage, a copy certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage shall be delivered promptly upon receipt thereof by the Seller;

                        (g) The originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

                        (h) The Primary Mortgage Insurance Policy or certificate of insurance where required pursuant to the Agreement;

                        (i) SAM closing statement (Form HUD-1) and any other truth-in- lending or real estate settlement procedure forms required by law;

                        (j) The original mortgagee title insurance policy [or attorney's opinion of title and abstract of title];

                        (k) The original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage; and

                        (l) Such other documents as the Purchaser may require.




                               EXHIBIT D-1









                  BEAR STEARNS MORTGAGE CAPITAL CORPORATION,
                                  Purchaser

                                     and

                                  [Seller],
                                    Seller

                                     and

                                 [Custodian],
                                  Custodian



                          -------------------------


                             CUSTODIAL AGREEMENT

                                ______ 1, 199_

                          -------------------------



                      Shared Appreciation Mortgage Loans




                            TABLE OF CONTENTS


      Section 1      Definitions.......................................
      Section 2      Delivery of Custodial Files.......................
      Section 3      Initial Certification of the Custodian............
      Section 4      Obligations of the Custodian......................
      Section 5      Final Certification...............................
      Section 6      Future Defects....................................
      Section 7      Release for Servicing.............................
      Section 8      Release for Payment...............................
      Section 9      Fees of Custodian.................................
      Section 10     Removal of Custodian..............................
      Section 11     Transfer of Custodial Files upon Termination......
      Section 12     Examination of Custodial Files....................
      Section 13     Insurance of Custodian............................
      Section 14     Counterparts......................................
      Section 15     Periodic Statements...............................
      Section 16     Governing Law.....................................
      Section 17     Copies of Mortgage Documents......................
      Section 18     No Adverse Interest of Custodian..................
      Section 19     Termination by Custodian..........................
      Section 20     Term of Agreement.................................
      Section 21     Notices...........................................
      Section 22     Successor and Assigns.............................
      Section 23     Indemnification of Custodian......................




               THIS AGREEMENT, dated as of _____1, by and among Bear Stearns Mortgage Capital Corporation, a Delaware corporation having an address at ________________________________ (the "Purchaser") and
____________________, a _______________ having an address at
________________________ (the "Seller"), and _________________, a
_____________ having an address at _______________________________ (the
"Custodian");


                           W I T N E S S E T H

               WHEREAS, the Purchaser has agreed to purchase certain SAMs (each, a "SAM") from the Seller as whole loans, pursuant to the terms and conditions of a Sale and Servicing Agreement of even date herewith, between the Purchaser and the Seller named therein (the "Sale and Servicing Agreement");

               WHEREAS, ____ is to service the SAMs pursuant to the terms and conditions of the Sale and Servicing Agreement; and

               WHEREAS, the Custodian is a ___________________________
regulated by _______________________________, and is otherwise authorized to act as Custodian pursuant to this Agreement. The Purchaser desires to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified herein, as the bailee of the Purchaser and any future purchaser, including any applicable Trustee, in accordance with the terms and conditions hereof.

               NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

               Section 1.  Definitions.
                           -----------

               Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

               Agreement: This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

               Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the SAMs secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

               Custodian: _________________________or any successor in
interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

               Final Certification: A final certification as to each SAM or Portfolio of SAMs, which Final Certification is delivered to the Purchaser by the Custodian in the form annexed hereto as Exhibit D-3.

               Initial Certification: An initial certification as to each SAM or Portfolio of SAMs, which Initial Certification is delivered to the Purchaser by the Custodian in the form annexed hereto as Exhibit D-2.

               Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on a first priority ownership interest in an unsubordinated estate in fee simple in real property securing the Mortgage Note.

               Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

               Mortgage File: As to each SAM, documents which are part of the Mortgage File which are delivered to the Custodian or which at any time come into the possession of the Custodian.

               Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

               Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

               Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by the Sale and Servicing Agreement with respect to certain SAMs.

               Purchaser: Bear Stearns Mortgage Capital Corporation, or its successor in interest or assigns.

               Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae.

               SAM Schedule: A schedule of SAMs delivered in electronic format to the Purchaser on the related Closing Date, such schedule setting forth the following information with respect to each SAM: (1) the identifying number for the SAM; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state code; (4) a code indicating whether the Mortgaged Property is a single family residence or a 2-4 family residence; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the LTV at origination; (7) the Stated Interest Rate as of __________; (8) the Appreciation Share; (9) the date on which the SAM was originated; (10) the stated maturity date; (11) the amount of the Monthly Payment; (12) the last Distribution Date on which a payment was actually applied to the outstanding principal balance of the SAM; (13) the original principal balance of the SAM; (14) the principal balance of the SAM as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date, whether or not collected; (15) the Remittance Rate as of the Cut-off Date; (16) the Primary Mortgage Insurance Policy certificate number, if any; (17) the Primary Mortgage Insurance Policy, if any, (18) the year the residence was originally built, (19) the age, gender and social security number of the Mortgagor and any co-Mortgagors, (20) a code indicating whether the Mortgagor is a first time home buyer, (21) the total number of Mortgagors for any one Mortgaged Property and (22) the Implied Market Rate for the SAM. With respect to any Portfolio in the aggregate, the SAM Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of SAMs; (2) the current aggregate outstanding principal balance of the SAMs; (3) the weighted average Stated Interest Rate of the SAMs; (4) the weighted average Appreciation Share; and (5) the weighted average maturity of the SAMs.

               Seller: __________________________ or its successor in
interest or assigns, or any successor to the Seller under the Sale and Servicing Agreement as therein provided.

               Servicer: ___________________________ or its successor in
interest or assigns, or any successor to the Servicer under the Sale and Servicing Agreement as therein provided.

               Section 2.  Delivery of Mortgage Files.
                           --------------------------

               The Seller has delivered and released to the Custodian the following original documents pertaining to each of the SAMs identified in the Mortgage File and SAM Schedule annexed to the Sale and Servicing Agreement, a copy of which Mortgage File and SAM Schedule is annexed to the Custodian's counterpart of this Agreement:

                     (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of , without recourse" and signed in the name of the Seller by an authorized officer. If the SAM was acquired by the Servicer in a merger, the endorsement must be by "_______________, successor by merger to [name of predecessor]". If the SAM was acquired or originated by the Servicer while doing business under another name, the endorsement must be by "_______________ formerly known as [previous name]". To the extent that there is no space on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows;

                     (b) the original of any guarantee executed in connection with the Mortgage Note, if any;

                     (c) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon. If in connection with any SAM, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be true and complete copy of the original recorded Mortgage;

                     (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

                     (e) any rider executed in connection with the related Mortgage Note or Mortgage;

                     (f) the original Assignment of Mortgage from the Seller, either in blank or in such form as directed by the Purchaser, which assignment shall be in form and substance acceptable for recording certified by an authorized officer of the Seller to be a true and correct copy thereof; the originals, with evidence of recording thereon or in the case where a public recording office retains the original Assignment of Mortgage, a copy certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage shall be delivered promptly upon receipt thereof by the Seller;

                     (g) the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

                     (h) the Primary Mortgage Insurance Policy or certificate of insurance where required pursuant to the Agreement;

                     (i) SAM closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law;

                     (j)   the original mortgagee title insurance policy;

                     (k) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage; and

                     (l)   such other documents as the Purchaser may require.

               In the event an Officer's Certificate of the Seller is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser.

               From time to time, the Servicer shall forward to the Custodian additional original documents pursuant to Section 3.1 or 3.3 of the Sale and Servicing Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a SAM approved by the Servicer, in accordance with Section 3.4 of the Sale and Servicing Agreement. All such mortgage documents held by the Custodian as to each SAM shall constitute the "Mortgage File."

               Section 3.  Initial Certification of the Custodian.

               On or prior to and as a condition to each Closing Date, the Custodian shall deliver to the Purchaser an Initial Certification to the effect that the Custodian has received a Custodial File with respect to each SAM on the applicable SAM Schedule and, as to each SAM, specifying any document which has not been received.

               Section 4.  Obligations of the Custodian.

               With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for and the bailee of the Purchaser exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Purchaser, and shall make disposition thereof only in accordance with the Agreement and the instructions furnished by the Purchaser in writing. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fireproof facilities in accordance with customary standards for such custody.

               Section 5.  Final Certification.

               Within 60 days after each Closing Date, the Custodian shall ascertain that all documents referred to in paragraphs (a), (b), (c), (f),
(g), (l) and (m) and shall note whether the documents referred to in paragraph (d) of Section 2 are in its possession, and shall deliver to the Purchaser a Final Certification to the effect that, as to each SAM listed in the SAM Schedule (other than any SAM paid in full or any SAM specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to it pursuant to paragraphs (a), (b), (f), (g), (l) and (m) and shall note whether the documents referred to in paragraph (d) of Section 2 of this Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such SAM; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (11), (12) and (16) of the SAM Schedule respecting such SAM is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of this Agreement. The Custodian shall not be responsible except as expressly set forth in this agreement, to verify the validity, sufficiency or genuineness of any document in any Custodial File.

               Section 6.  Future Defects.

               During the term of this Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Seller, the Purchaser and any applicable Trustee.

               Section 7.  Release for Servicing.

               From time to time and as appropriate for the foreclosure or servicing of any of the SAMs, the Custodian is hereby authorized, upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit D-4, to release to the Servicer the related Custodial File or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Seller in trust for the benefit of the Purchaser in accordance with Section 3.1 of the Sale and Servicing Agreement. The Servicer shall return to the Custodian the Custodial File or other such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the SAM shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Custodian in the form annexed hereto as Exhibit D-4, the Servicer's request and receipt submitted pursuant to the first sentence of this
Section 7 shall be released by the Custodian to the Servicer.

               Section 8.  Release for Payment.

               Upon the repurchase or rejection of any SAM pursuant to
Article IV or Section 7.2 of the Sale and Servicing Agreement, or upon the payment in full of any SAM, and upon receipt by the Custodian of the Servicer's request for release of documents and receipt in the form annexed hereto as Exhibit D-4 (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in the Sale and Servicing Agreement), the Custodian shall promptly release the related Custodial File to the Servicer.

               Section 9.  Fees of Custodian.

               The Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Seller, the payment of which fees, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Seller.

               Section 10.  Removal of Custodian.

               The Purchaser, with or without cause, or following a resignation, removal or termination of the Servicer or an Event of Default by the Servicer as defined under the Sale and Servicing Agreement, or upon a failure by the Custodian to perform or observe any term of this Agreement, may remove and discharge the Custodian from the performance of its duties under this Agreement by written notice from the Purchaser to the Custodian, with a copy to the Seller and the Servicer. Having given notice of such removal, the Purchaser promptly shall appoint a successor Custodian to act on behalf of the Purchaser by written instrument, one original counterpart of which instrument shall be delivered to the Purchaser, with a copy to the Seller and the Servicer and an original to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement, and shall assign the Mortgages and endorse the Mortgage Notes to the successor Custodian if the endorsements on the Mortgage Notes and the Assignments of Mortgages have been completed in the name of the Custodian. In the event of any such appointment, the Seller shall be responsible for the fees of the successor Custodian.

               Section 11.  Transfer of Mortgage Files Upon Termination.

               If the Custodian is furnished evidence satisfactory to it that the Sale and Servicing Agreement has been terminated as to any or all of the SAMs, upon written request of the Purchaser and receipt of proof satisfactory to the Custodian of the ownership of the SAMs, the Custodian shall release to such Persons as the Purchaser shall designate the Custodial Files relating to such SAMs as the Purchaser shall request.

               Section 12.  Examination of Mortgage Files.

               Upon reasonable prior notice to the Custodian, the Purchaser and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the SAMs.

               Section 13.  Insurance of Custodian.

               At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian and in amounts and with insurance companies reasonably acceptable to the Purchaser. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide. A certificate of the respective insurer as to each such policy, with a copy of such policy attached, shall be furnished to the Purchaser, upon request, containing the statement of the insurer or endorsement evidencing that such insurance shall not terminate prior to receipt by the Purchaser, by registered mail, of 30 days' prior written notice thereof.

               Section 14.  Counterparts.

               For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

               Section 15.  Periodic Statements.

               Within 10 days of each anniversary of the date of this Agreement, or upon the request of the Purchaser at any other time, the Custodian shall provide to the Purchaser a list of all the SAMs for which the Custodian holds a Custodial File pursuant to this Agreement. Such list may be in the form of a copy of the SAM Schedule with manual deletions to specifically denote any SAMs paid off or repurchased since the date of this Agreement.

               SECTION 16.  GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 17.  Copies of Mortgage Documents.

               Upon the request of the Purchaser and at the cost and expense of the Purchaser, the Custodian shall provide the Purchaser with copies of the Mortgage Notes, Mortgages, Assignment of Mortgages and other documents relating to one or more of the SAMs.

               Section 18.  No Adverse Interest of Custodian.

               By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any SAM, and hereby waives and releases any such interest which it may have in any SAM as of the date hereof.

               Section 19.  Termination by Custodian.

               The Custodian may terminate its obligations under this Agreement upon at least 60 days' notice to the Seller, the Servicer, the Purchaser. In the event of such termination, the Seller shall appoint a successor Custodian, subject to approval by the Purchaser. The payment of such successor Custodian's fees and expenses shall be solely the responsibility of the Seller. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement and shall assign the Mortgages and endorse the Mortgage Notes to the successor Custodian, if the endorsements on the Mortgage Notes and the Assignments of Mortgage have been completed in the name of the Custodian, or as otherwise directed by the Purchaser.

               Section 20.  Term of Agreement.

               Unless terminated pursuant to Section 11 or Section 19 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last SAM or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any SAM, and/or the final remittance of all funds due on the Note. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Purchaser.

               Section 21.  Notices.

               All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                           (i)   if to the Seller or Servicer:




                                 Attention:

                           (ii)  if to Purchaser:




                                 Attention:

                           (iii) if to the Custodian:




                                 Attention:

               Section 22.  Successor and Assigns.

               This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. The Purchaser may assign its rights hereunder by delivering written notice to the Custodian that all or a portion of its interest in the SAMs have been transferred and instructing the Custodian to act for such transferee.

               Section 23.  Indemnification of Custodian.

               The Servicer agrees to indemnify the Custodian for, and to hold it harmless against, any loss, liability or expense incurred by the Custodian (other than through the negligence, bad faith or willful misconduct of the Custodian) arising out of, or in connection with, any suit, claim or other action relating to the Custodian's performance of this Agreement, provided that the Custodian shall have given the Servicer prompt written notice of any claim after the Custodian shall have knowledge thereof. While maintaining control over its own defense, the Custodian shall cooperate and consult fully with the Servicer in preparing such defense. The Servicer shall have the right, but not the obligation, to assume control over the defense of any suit or other action for which there is a potential liability of the Servicer hereunder. Notwithstanding anything herein to the contrary, the Servicer shall not be liable for settlement of any such claim by the Custodian made without the consent of the Servicer, which consent shall not be unreasonably withheld.

               The Custodian agrees to indemnify the Servicer for, and to hold it harmless against, any loss, liability or expense incurred by the Servicer (other than through the negligence, bad faith or willful misconduct of the Servicer) arising out of, or in connection with, any suit, claim or other action arising out of or relating to negligence, bad faith or willful misconduct by the Custodian in its performance of this Agreement, provided that the Servicer shall have given the Custodian prompt written notice of any claim after the Servicer shall have knowledge thereof. While maintaining control over its own defense, the Servicer shall cooperate and consult fully with the Custodian in preparing such defense. The Custodian shall have the right, but not the obligation, to assume control over the defense of any suit or other action for which there is a potential liability of the Custodian hereunder. Notwithstanding anything herein to the contrary, the Custodian shall not be liable for settlement of any such claim by the Servicer made without the consent of the Custodian, which consent shall not be unreasonably withheld.

               IN WITNESS WHEREOF, Bear Stearns Mortgage Capital
Corporation, the Purchaser and the Custodian have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.


                                             BEAR STEARNS MORTGAGE
                                             CAPITAL CORPORATION

                                             (Purchaser)


                                             By:_____________________________
                                                  Name:
                                                  Title:


                                             [Servicer]

                                             (Servicer)


                                             By:_____________________________
                                                  Name:
                                                  Title:


                                             [Custodian]

                                             (Custodian)


                                             By:_____________________________
                                                  Name:
                                                  Title:




                               EXHIBIT D-2

                          INITIAL CERTIFICATION

                                                  ______________, [20__]


      Bear Stearns Mortgage Capital Corporation
      [Address]



                     Re: The Custodial Agreement, dated as of ______ 1, [200_], by and among Bear Stearns Mortgage Capital Corporation as the Purchaser, ______________________ as the Custodian, and
                           _____________________ as the ____, executed
                           pursuant to the Sale and Servicing Agreement, Shared Appreciation Mortgages, dated of even date therewith.

      Ladies and Gentlemen:

               In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it has received a complete Custodial File with respect to each SAM identified on the SAM Schedule with the exception of the documents specified on Schedule A attached hereto.

                                             [Custodian].


                                             By:_____________________________
                                                 Name:
                                                 Title:




                               EXHIBIT D-3

                           FINAL CERTIFICATION

                                                    ____________, [200_]

      Bear Stearns Mortgage Capital Corporation
      [Address]

                     Re: The Custodial Agreement, dated as of ____ 1, [200_], by and among Bear Stearns Mortgage Capital Corporation as the Purchaser, ___________________ as the Custodian, and
                           _____________________ as the _________, executed
                           pursuant to the Sale and Servicing Agreement, Shared Appreciation Mortgages, _________, dated of even date therewith.

      Ladies and Gentlemen:

               In accordance with the provisions of Section 5 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each SAM listed in the SAM Schedule (other than any SAM paid in full or any SAM listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such SAM; (iii) based on its examination and only as to the foregoing documents, the information set forth in the SAM Schedule respecting such SAM is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement except as noted on Schedule A attached hereto.

                                             [Custodian]


                                             By:_____________________________
                                                  Name:
                                                  Title:




                               EXHIBIT D-4

              REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


      To:_________________________________[Address]

               Re: The Custodial Agreement, dated as of _____ 1, [200_], by and among Bear Stearns Mortgage Capital Corporation as the Purchaser, _____________________as the
                     Custodian, and ________________________ as the
                     Servicer, executed pursuant to the Sale and Servicing Agreement, Shared Appreciation Mortgages_______, dated as of the date therewith.

               In connection with the administration of the SAMs held by you as the Custodian on behalf of the Purchaser, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the SAM described below, for the reason indicated.

      Mortgagor's Name, Address & Zip Code:
      ------------------------------------

      SAM Number:
      ----------

      Reason for Requesting Documents (check one)
      -------------------------------

      ___1. SAM Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Certificate Account as provided in the Sale and Servicing Agreement.)

      ___2. SAM Repurchase Pursuant to Article IV or Section 7.2 of the
            Sale and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to any Collection Account as provided in the Sale and Servicing Agreement.)

      ___3. SAM Liquidated By ___________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to any Collection Account pursuant to the Sale and Servicing Agreement.)

      ___4.       SAM in Foreclosure

      ___5.       Other (explain)




                  If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified SAM.

                  If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                          [Servicer],
                                          as Servicer


                                          By:________________________________
                                             Name:
                                             Title:
                                             Date:


      Acknowledgment of Documents returned to the Custodian:

      [Custodian]


      By:_____________________________
         Name:
         Title:
         Date:




                               EXHIBIT E-1

                FORM OF COLLECTION ACCOUNT CERTIFICATION

                                           _____________________, [200_]

               __________________________ hereby certifies that it has
established the account described below as a Collection Account pursuant to
Section 5.4 of the Sale and Servicing Agreement, dated as of ________1, [200_], SAMs ______.

      Title of Account: _______________________________ .

      Account Number:

      Address of office or branch of the ____ at which Account is maintained:

                                             [Servicer],
                                             as Servicer


                                             By:_____________________________
                                                Name:
                                                Title:




                               EXHIBIT E-2

               FORM OF COLLECTION ACCOUNT LETTER AGREEMENT


                                               _________________, [200_]

      To:





                                    (the "Depository")

                                    As Servicer under the Sale and
Servicing Agreement, dated as of [Cut-off Date], the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 5.4 of the Agreement, to be designated as "________________________________." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                          [Servicer],
                                          as Servicer


                                          By:________________________________
                                             Name:
                                             Title:
                                             Date:

                                    The undersigned, as Depository, hereby
certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                          Depository


                                          By:________________________________
                                             Name:
                                             Title:
                                             Date:




                               EXHIBIT F-1

                  FORM OF ESCROW ACCOUNT CERTIFICATION

                                              __________________, [200_]


               ___________________________________ hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 5.6 of the Sale and Servicing Agreement, dated as of _____1, [200_].

      Title of Account:    "________________________ and various Mortgagors."

      Account Number:

      Address of office or branch of the ____ at which Account is maintained:


                                             [Servicer],
                                             as Servicer


                                             By:_____________________________
                                                Name:
                                                Title:




                               EXHIBIT F-2

                 FORM OF ESCROW ACCOUNT LETTER AGREEMENT


                                             ___________________, [200_]

      To:





                                    (the "Depository")

               As Seller under the Sale and Servicing Agreement, dated as of _____1, [200_] (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.6 of the Agreement, to be designated as "_____________________________." All deposits in the account shall be subject to withdrawal therefrom by order signed by the ____. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                             [Servicer]
                                             as Servicer


                                             By:_____________________________
                                                Name:
                                                Title:
                                                Date:




      The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                Depository


                                                By:__________________________
                                                   Name:
                                                   Title:
                                                   Date:




                                EXHIBIT G

                    FORM OF MONTHLY REMITTANCE ADVICE






                                EXHIBIT H

                       FORM OF TRANSFER SUPPLEMENT

            This TRANSFER SUPPLEMENT (the "Transfer Supplement") dated , between BEAR STEARNS MORTGAGE CAPITAL CORPORATION, a Delaware corporation, located at 245 Park Avenue, New York, New York 10167 (the "Purchaser") and , a , located at (the "Seller") and is made pursuant to the terms and conditions of that certain Sale and Servicing Agreement (the "Agreement") dated as of , 199,_ between the Seller and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

            The Purchaser hereby purchases from the Seller and the Seller hereby sells to the Purchaser, all of the Seller's right, title and interest in and to the shared appreciation mortgage loans (the "SAMs") described on the SAM Schedule annexed hereto as Schedule I, all Primary Mortgage Insurance Policies associated therewith, all Hazard Insurance Policies associated therewith, all title policies, amendments, waivers, guarantees and other documents in the Mortgage File, all other documents noted in Section 3 hereof, and all proceeds of the foregoing pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Seller shall service the SAMs for the benefit of the Purchaser and all subsequent transferees of the SAMs pursuant to and in accordance with the terms and conditions set forth in the Agreement.

      (1)   Definitions

            For purposes of the SAMs to be sold pursuant to this Transfer Supplement, the following terms shall have the following meanings:

      SAM: residential first lien shared appreciation mortgage loan having a term of not more than ____ years, and which is listed on the SAM Schedule.

      Closing Date:


      Cut-off Date:

      Custodian:

      Aggregate Principal Balance

      (as of the Cut-Off Date)       $


      Initial Weighted Average
      Remittance Rate:                      %.

      Purchase Price Percentage   That certain purchase price percentage
                                  set forth in the letter of intent, dated
                                            , 1999, between the Seller and the
                                  Purchaser, as may be adjusted as setforth therein.

      [Servicing Fee Rate]:                    %.

      [Appreciation Index]               ; [         days for look back date.]

      [Servicing Retained]

      [Servicing Released]

      (2)   Additional Closing Conditions.

            In addition to the conditions specified in the Agreement, the obligation of each of the Seller and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions:

                                 [None.]


      (3)   Additional Mortgage File Documents.
            ----------------------------------

            In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the SAMs:

                                 [None.]


      (4)   Additional Representations and Warranties.

            In addition to the representations and warranties set forth in the Agreement, as of the date hereof and as of the Closing Date, the Seller makes the following additional representations and warranties to the Purchaser with respect to each SAM to be sold on a Closing Date:

                                 [None.]

      5.    Appraisal.

            The Initial Appraisal Value of each Mortgaged Property is set forth in Schedule I attached hereto. Such Appraisal was conducted in accordance with the Mortgage Note. In addition, as set forth is the Mortgage Notes, additional Appraisals will be conducted from time to time.

                                   [None.]

      6.    Mortgage Termination Events

In addition to the Mortgage Termination Events specified in the related Mortgage Notes, the following events will constitute Mortgage Termination Events.

                                   [None.]


      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                    BEAR STEARNS MORTGAGE CAPITAL CORPORATION

                                    By:______________________________________
                                       Name:
                                       Title:


                                    [SELLER]

                                    By:______________________________________
                                       Name:
                                       Title:




                               SCHEDULE I

                       LIST OF APPROVED APPRAISERS




                               SCHEDULE II

                       MORTGAGE TERMINATION EVENTS

      Each Mortgage Note shall contain substantially the following Mortgage Termination Events:

            (a) Any transfer of any interest in the Mortgaged Property, other than:

                  (i) a transfer by devise, descent, or operation of law on the death of a joint tenant or tenant by the entirety;

                  (ii) a transfer to a relative resulting from the death of the Mortgagor;

                  (iii) a transfer where the Mortgagor's spouse or children become an owner of the Mortgaged Property;

                  (iv) a transfer resulting from a decree of a dissolution of marriage, legal separation agreement, or from an incidental property settlement agreement, by which the Mortgagor's spouse becomes an owner of the Mortgaged Property;

                  (v) a transfer into an inter vivos trust in which the Mortgagor is and remains a beneficiary and which does not relate to a transfer of rights of occupancy in the property;

                  (vi) the creation of a lien or other encumbrance subordinate to the Depositor's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Property;

                  (vii) the creation of a purchase money security interest for household appliances; or

                  (viii) any other transfer or disposition described in regulations prescribed by the Office of Thrift
                  Supervision.

            (b) Total taking of the Mortgaged Property as the result of any condemning authority exercising rights of eminent domain;

            (c) The commencement of foreclosure proceedings in connection with any lien junior to the Note holder's security interest in the Mortgaged Property;

            (d) The voluntary or involuntary filing of any petition seeking to extend to the Mortgagor the protection of any state or federal bankruptcy law;

            (e) No Mortgagor occupying the Mortgaged Property for a period greater than 12 months or the rental of the Mortgaged Property;

            (f) The repayment (including through refinancing) of the principal amount of the SAM; and

            (g) At the option of the Note Holder, a default by the Mortgagor with respect to any amounts due (including any amounts required to be escrowed), or any covenant or representation made, by the Mortgagor under the Mortgage Note or the Mortgage.




                                 SCHEDULE III

                    QUALIFIED MAJOR HOME IMPROVEMENTS

      A Qualified Major Home Improvement is an improvement made to the Mortgage Property which increases the value of the Mortgage Property and:

            (a) is a major improvement having a minimum total project value of the greater of $5,000 and 3% of the Original Value of the Mortgaged Property or Adjusted Value, if one exists;

            (b) is completed within six months of the start date of the Qualified Major Home Improvements; and

            (c) excludes certain work or items, including, but not limited to, the following:

                  (i) ordinary maintenance and repair, including the replacement of roofing;

                  (ii) decorations, wallpaper, paint and the replacement of appliances and floor coverings;

                  (iii) landscaping, plants, patios, decks, fences and sheds;
                        and

                  (iv) replacement or updating of existing systems such as, heating, air conditioning, septic and wells.

      "Original Value" is an amount used to calculate the Adjusted Value and is:

            (a) the lower of the purchase price of the property or the Initial Appraisal Amount if the Mortgagor is purchasing the property at the origination of the Note; or

            (b) the Initial Appraisal Amount if the Mortgagor is refinancing the property at the origination of the Note.

      "Adjusted Value" is an amount equal to the Original Value (or if the Original Value has been adjusted, the most recent Adjusted Value), minus the sum of any adjustments for casualty or condemnations.




                                 SCHEDULE IV

                                MORTGAGE NOTE



                                  SCHEDULE V

                                   MORTGAGE